                            ASSET PURCHASE AGREEMENT



                         PEGASUS CABLE TELEVISION, INC.


                                       and


                           CABLE SYSTEMS USA, PARTNERS

                            J&J CABLE PARTNERS, INC.

                            PS&G CABLE PARTNERS, INC.





                        --------------------------------

                               Dated July 23, 1998

                        --------------------------------



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                                                      TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS.............................................................................................1
     1.1      Defined Terms........................................................................................1

ARTICLE II  BASIC TRANSACTION.....................................................................................11
     2.1      Purchase and Sale of Assets.........................................................................11
     2.2      Purchase Price......................................................................................11
     2.3      Adjustments to the Purchase Price...................................................................11
     2.4      Escrow Arrangements.................................................................................12
     2.5      Allocation of Purchase Price........................................................................12
     2.6      Closing.............................................................................................13

ARTICLE III  ASSUMED LIABILITIES AND EXCLUDED ASSETS..............................................................13
     3.1      Assignment and Assumption...........................................................................13
     3.2      Excluded Assets.....................................................................................13

ARTICLE IV  REPRESENTATIONS AND WARRANTIES........................................................................14
     4.1      Representations and Warranties of Seller and the Partners...........................................14
     4.2      Repesentations and Warranties of Buyer..............................................................30

ARTICLE V  PRE-CLOSING COVENANTS..................................................................................31
     5.1      Due Diligence Investigation.........................................................................31
     5.2      Exclusivity.........................................................................................32
     5.3      Corporate Matters...................................................................................32
     5.4      Continuity and Maintenance of Operations; Financial Statements......................................32
     5.5      Employee Matters....................................................................................34
     5.6      Required Consents...................................................................................34
     5.7      Projects in Progress................................................................................35
     5.8      Notification of Certain Matters.....................................................................35
     5.9      Risk of Loss; Condemnation..........................................................................35
     5.10     Transfer Taxes......................................................................................36
     5.11     Distant Broadcast Signals...........................................................................36
     5.12     Programmers.........................................................................................36
     5.13     Updated Disclosure Schedule.........................................................................37
     5.14     CRIM ...............................................................................................37
     5.15     Fondo del Seguro....................................................................................37

ARTICLE VI  CONDITIONS PRECEDENT..................................................................................37
     6.1      Conditions to the Obligations of Buyer..............................................................37
     6.2      Conditions to Obligations of Seller and Partners....................................................40
     6.3      Waiver of Conditions................................................................................41
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                                                      TABLE OF CONTENTS
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ARTICLE VII  POST-CLOSING COVENANTS...............................................................................42
     7.1      Litigation Support..................................................................................42
     7.2      Transition..........................................................................................42

ARTICLE VIII  TERMINATION.........................................................................................42
     8.1      Events of Termination...............................................................................42
     8.2      Liabilities in Event of Termination.................................................................43
     8.3      Procedure Upon Termination..........................................................................43

ARTICLE IX  REMEDIES FOR BREACH OF THIS AGREEMENT.................................................................43
     9.1      Survival of Representations and Warranties..........................................................43
     9.2      Indemnification Provisions for Benefit of Buyer.....................................................44
     9.3      Indemnification Provisions for Benefit of Seller....................................................44
     9.4      Matters Involving Third Parties.....................................................................45
     9.5      Determination of Adverse Consequences...............................................................46
     9.6      Escrow Deposit  and Indemnification Fund............................................................46
     9.7      Limitations.........................................................................................46

ARTICLE X  MISCELLANEOUS..........................................................................................47
     10.1     Press Releases and Public Announcements.............................................................47
     10.2     Parties Obligated and Benefited.....................................................................47
     10.3     Notices.............................................................................................47
     10.4     Attorneys' Fees.....................................................................................48
     10.5     Waiver..............................................................................................49
     10.6     Headings............................................................................................49
     10.7     Choice of Law.......................................................................................49
     10.8     Rights Cumulative...................................................................................49
     10.9     Further Actions.....................................................................................49
     10.10    Time ...............................................................................................49
     10.11    Late Payments.......................................................................................49
     10.12    Counterparts........................................................................................49
     10.13    Entire Agreement....................................................................................49
     10.14    Amendments and Waivers..............................................................................50
     10.15    Severability........................................................................................50
     10.16    Construction........................................................................................50
     10.17    Expenses............................................................................................50

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                                       ii

                                   Appendices



1        Form of Escrow Agreement
2        Purchase Price Allocation
3        Excluded Assets
4        Encumbrances To Be Discharged
5        Proof of Performance Tests and Cumulative Leakage Index Reports
6        Form of Bill of Sale
7        Form of Non-Competition Agreement
8        Form of FIRPTA Affidavit
9        Form of Opinion of Baer Marks & Upham LLP
10       Form of Opinion of Cole, Raywid & Braverman, L.L.P.
11       Form of Assumption Agreement
12       Form of Opinion of Drinker Biddle & Reath LLP

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT ("Agreement") is made this 23rd day of July, 1998, by and among PEGASUS CABLE TELEVISION, INC., a Massachusetts corporation ("Buyer"); and CABLE SYSTEMS USA, PARTNERS, a Delaware general partnership doing business as Cable TV Del Noroeste ("Seller"), J&J CABLE PARTNERS, INC., a Delaware corporation ("J&J"), and PS&G CABLE PARTNERS, INC., a Delaware corporation ("PS&G"). J&J and PS&G are collectively referred to herein as the "Partners." Buyer, Seller and the Partners are collectively referred to herein as the "Parties."

                                    RECITALS:

         WHEREAS, Seller owns and operates the System and holds a franchise therefor issued by the Telecommunications Regulatory Board; and

         WHEREAS, subject to the terms, conditions and provisions hereof, Buyer wishes to acquire from Seller, and Seller wishes to sell to Buyer, substantially all of the Assets of the Business for the Purchase Price stipulated herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the Parties hereto agree as follows:


                                   ARTICLE I
                                   DEFINITIONS


         1.1 Defined Terms. The following terms shall have the following meanings for purposes of this Agreement:

                  "Accountant" means Coopers & Lybrand L.L.P.

                  "Accounts Receivable" means all subscriber, trade and other accounts receivable arising from Seller's operation of the System.

                  "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, assessments, dues, penalties, fines, interest, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees (including court costs, settlement costs, reasonable legal, reasonable accounting, experts' and other reasonable fees, costs and reasonable expenses).

                  "Affiliate" means, with respect to any Person: (a) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (d) any officer, director or partner of such other Person; and (e) if such other person is an officer, director or partner, any Person for which such person acts in any such capacity. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  "Assets" means all properties, assets, privileges, powers, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held, used or useful in the Business in which Seller or either of the Partners has any right, title or interest or in which Seller or either of the Partners acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of Seller, including Accounts Receivable, Books and Records, Business Radio Licenses, Equipment, Intangibles, Intellectual Property, Inventory, Real Property and Seller Contracts listed in Section 4.1(r) of the Disclosure Schedule, but excluding any Excluded Assets.

                  "Assumed Liabilities" means and is limited to:

          (a) Seller's obligations to subscribers of the Business for: (i) subscriber deposits held by Seller as of the Closing Date and which are refundable, in the amount for which Buyer receives credit under Section 2.3;
(ii) subscriber advance payments held by Seller as of the Closing Date for services to be rendered by the System after the Closing Date, in the amount for which Buyer receives credit under Section 2.3; (iii) the delivery of cable television service to subscribers of the Business after the Closing Date; and

         (b) obligations accruing and relating to periods on and after the Closing Date with respect to the Business, including but not limited to obligations under Governmental Permits and Seller Contracts (other than Seller Contracts constituting Excluded Assets);

provided, however, that the Assumed Liabilities shall not include: (i) any Liability of Seller or any of its Affiliates for income, transfer, sales, use and other Taxes arising in connection with the consummation of the transactions contemplated hereby, except as expressly provided herein; (ii) any Liability of Seller or any of its Affiliates for the unpaid Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise; (iii) any obligation of Seller or any of its Affiliates to indemnify any Person (including Seller) by reason of the fact that such Person was an officer, director, shareholder, employee or agent of Seller or was serving at the request of Seller as a partner, trustee, director, officer, employee or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to any statute, charter document, by-law, agreement or otherwise); (iv) any Liability of Seller or any of its Affiliates for costs and expenses incurred in connection with this Agreement or the transactions contemplated hereby; (v) any Liability or obligation of Seller or any of its Affiliates for underaccrued property taxes with respect to any of the Assets owed to the Commonwealth of Puerto Rico; (vi) any Liability or obligation of Seller or any of its Affiliates under this Agreement or any agreement executed and delivered in connection herewith; (vii) any Liability or obligation to Taxing Authorities, Fondo del Seguro, any other Governmental Authorities or programmers relating to any periods prior to the Closing Date; (viii) any Liability or obligation of Seller or any of its Affiliates to Pole Attachment Authorities relating to any periods prior to Closing; (ix) any obligation to employees, agents or independent contractors of Seller or any of its Affiliates relating to any periods prior to Closing; or (x) any liability relating to civil, criminal and/or administrative cases or proceedings, or awards of arbitration tribunals, relating to periods prior to Closing.

                  "Basic Services" means the group of cable television program services sold to subscribers as a package and described in Section 4.1(q) of the Disclosure Schedule, including broadcast and satellite service programming for which a subscriber pays a fixed monthly fee to Seller, but not including Pay TV.

                  "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

                  "Books and Records" means all books and records relating to the Business or the System, including purchase and sale order files, subscriber lists, mailing lists, sales materials and records, personnel files, media materials and plates, blueprints, strand maps, as-built maps, other technical data and records, all correspondence with and documents pertaining to subscribers, suppliers, Governmental Authorities and other third parties, all records relating to the System and program carriage, all reports filed with governmental Authorities, all statements of account filed with the United States Copyright Office, and all records evidencing the Accounts Receivable and a schedule of accounts receivable aging.

                  "Business" means the cable television business conducted by Seller on the date of this Agreement through the System in and around the Service Area.

                  "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in San Juan, Puerto Rico, or New York, New York, are required or authorized to be closed.

                  "Business Radio Licenses" means Business Radio Licenses described in Section 4.(i) of the Disclosure Schedule.

                  "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "CRIM" means the Centro de Recaudacion de Ingresos Municipales of the Commonwealth of Puerto Rico.

                  "EBITDA" means net income adjusted, without duplication, by
(i) adding (to the extent deducted in arriving at net income) expense items in respect of interest, taxes on or measured by income, depreciation and amortization, and (ii) eliminating (a) expenses attributable to Seller's office in Crown, Pennsylvania, and (b) items of revenue, expense, gain and loss that are both nonrecurring and unrelated to the operation of the System, whether or not classified as extraordinary items. All determinations under this definition shall be made in accordance with GAAP without regard to any materiality threshold otherwise applicable under GAAP.

                  "Effective Competition Order" means the Memorandum Opinion and Order of the Acting Chief, Cable Services Bureau of the FCC, in In the Matter of Cable TV Del Noroeste, No. DA 98-1269 adopted June 26, 1998, and released June 30, 1998.

                  "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan); or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

                  "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(l).

                  "Encumbrance" means any mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

                  "Environmental Law" means any Legal Requirement (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 and the Occupational Safety and Health Act of 1970, as amended), relating to or concerning pollution or protection of public health, safety or welfare or the environment, including those relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                  "Equipment" means all electronic devices, trunk, distribution and drop coaxial and optical fiber cable and distribution plant, amplifiers, power supplies, transformers, conduit, vaults and pedestals, towers, antennas, grounding and pole hardware, housedrops (including disconnected housedrops), subscribers devices (including converters, encoders, decoders, transformers behind television sets and fittings), headend hardware (including origination, earth stations, transmission and distribution system), test equipment, computers, vehicles (including trucks, tractors and trailers), machinery, office equipment, furnishings, inventories and supplies, spare parts, new and used testing equipment and tools (including those normally used for installation, construction and maintenance) and other tangible personal property owned, leased, used or held for use in the Business, other than any such property listed as an Excluded Asset.

                  "Equivalent Basic Subscribers" means the number of active subscribers equal to the quotient of (1) the aggregate revenues, excluding taxes, earned by the System for Basic Services provided by the System during the month last ended before the Closing Date from (a) billings to hotels, motels, or other nonresidential customers (each a "Commercial Account"), (b) billings to residential multiple dwelling units (each a "MDU"), and (c) billings to other subscribers that are billed for such service on a bulk basis, divided by (2) the System's regular monthly subscription rate for Full Basic Services (as described in Section 4.1(q) of the Disclosure Schedule) for such month. For purposes of the foregoing, there will be excluded: (i) any subscriber who is 45 days or more past due in the payment of any amount payable to Seller, excluding late charges, disconnect fees, and any amount that is the subject of a bona fide dispute; (ii) any subscriber who has not paid at least two full months' payment for Basic Services and all installation charges owed and due; (iii) any subscriber whose service is pending disconnection for any reason; and (iv) any subscriber who was solicited to purchase such services by any promotions or by offers of discounts not described in Section 1.1(a) of the Disclosure Schedule. For purposes of this Agreement, payments on account of monthly billings to a subscriber of the System will be deemed to be due on the first day of the month during which the service to which such billings relate is provided.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agent" means First Union National Bank.

                  "Escrow Agreement" means the Escrow Agreement to be executed and delivered concurrently with the execution hereof by the Escrow Agent, Buyer, Seller and the Partners, substantially in the form of Appendix 1 hereto.

                  "FCC" means the United States Federal Communications
Commission.

                  "Fiduciary" has the meaning set forth in ERISA Section 3(21).

                  "Final Order" means action by the FCC or the Telecommunications Regulatory Board, as applicable, as to which (i) no request for stay by the FCC or the Telecommunications Regulatory Board, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, such deadline has
                                     - 5 -
passed; (ii) no petition for rehearing or reconsideration of the action is pending before the FCC or the Telecommunications Regulatory Board, as applicable, and the time for filing any such petition has passed; (iii) the FCC or the Telecommunications Regulatory Board, as applicable, does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the FCC's action or the Telecommunications Regulatory Board, as applicable, is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

                  "Fondo del Seguro" means the Puerto Rico Fondo del Seguro del Estado.

                  "Franchise" means the existing or any future authorizations of the Telecommunications Regulatory Board to construct and/or operate the System.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Governmental Authority" means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including the Commonwealth of Puerto Rico and including counties, municipalities and the like); (iii) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

                  "Governmental Permits" means the Franchise and all approvals, authorizations, permits, consents, licenses, certificates of compliance, easements, registrations, qualifications, leases, variances and similar rights held by Seller from any Governmental Authority and necessary or useful for the operation of the System as now operated.

                  "Hacienda" means the Treasury Department of the Commonwealth of Puerto Rico.

                  "Hazardous Substances" means any pollutant, contaminant, chemical, industrial, toxic, hazardous or noxious substance or waste that is regulated by any Governmental Authority, including: (a) any petroleum or petroleum compounds (refined or crude), flammable substances, explosives, radioactive materials or any other materials or pollutants that pose a hazard or potential hazard to the Real Property or to Persons in or about the Real Property or cause the Real Property to be in violation of any Environmental Laws; (b) asbestos or any asbestos-containing material of any kind or character;
(c) polychlorinated biphenyls ("PCBs"), as regulated by the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (d) any materials or substances designated as "hazardous substances" pursuant to the Clean Water Act, 33 U.S.C.
Section 1251 et seq.; (e) any "economic poison," as defined in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 135 et seq.; (f) any "chemical substance," "new chemical substance" or "hazardous chemical substance or mixture" pursuant to the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq.; (g) any "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq.; (h) any "hazardous waste" pursuant to the Resource Conservation and Recovery Act, 42 U.S.C.

Section 6901 et seq.; and (i) any "extremely hazardous substance" pursuant to
Section 202 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                  "HSR Act" means the Hart-Scott-Rodino antitrust Improvements Act of 1976.

                  "Individual Subscriber" means any active single household subscriber of the System that pays Seller for Basic Services, excluding (i) any subscriber who is 45 days or more past due in the payment of any amount payable to Seller, excluding late charges, disconnect fees, and any amount that is the subject of a bona fide dispute; (ii) any subscriber who has not paid at least two full months' payment for Basic Services and all installation charges owed and due; (iii) any subscriber whose service is pending disconnection for any reason; and (iv) any subscriber who was solicited to purchase such service by any promotions or by offers or discounts not described in Section 1.1(a) of the Disclosure Schedule. For purposes of this Agreement, payments on account of monthly billings will be deemed to be due on the first day of the month during which the service to which such billings relate is provided.

                  "Intangibles" mean all accounts, notes and other receivables, claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, rights of recoupment and other intangible assets owned, used or held for use in the Business (excluding any of the Excluded Assets).

                  "Intellectual Property" means all: (a) patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions and extensions thereof; (b) trademarks, service marks, trade dress, logos, trade names and corporate names (including the name "Cable TV Del Noroeste" and any variation thereof), together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (d) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (e) all computer software (including data and related documentation); (f) all other proprietary rights; and (g) all copies and tangible embodiments thereof (in whatever form or medium).

                  "Inventory" has the meaning given to that term in the Uniform Commercial Code.

                  "Legal Requirement" means any statute, ordinance, law, rule, regulation, code, plan, injunction, judgment, order, decree, ruling, charge or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

                  "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                  "Material Consents" means the Required Consents listed under the caption "Material Consents" on Section 4.1(c) of the Disclosure Schedule.

                  "Multiemployer Plan" has the meaning set forth in ERISA
Section 3(37).

                  "Ordinary Course" means the ordinary course of business of the Business, consistent with past custom and practice (including with respect to quantity and frequency).

                  "Normal Qualifications" means bankruptcy, insolvency and other laws affecting creditors' rights generally, and general principles of equity.

                  "Pay TV" means premium programming services selected by and sold to subscribers on a package or an a la carte basis for monthly fees in addition to the fee for Basic Services.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Encumbrances" mean the following Encumbrances: (a) zoning laws and ordinances; (b) rights reserved to any Governmental Authority to regulate the affected property; and (c) as to Real Property interests, any easements, covenants, conditions, rights-of-way, servitudes, permits, restrictions and minor imperfections or irregularities in title that do not individually or in the aggregate materially and adversely interfere with the conduct of the Business or the right or ability to own, use or operate the Real Property or to convey good, marketable and indefeasible title to such Real Property.

                  "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

                  "Pole Attachment Authorities" means the Puerto Rico Telephone Company and the Puerto Rico Electric Power Authority.

                  "Prohibited Transaction" has the meaning set forth in ERISA
Section 406 and Code Section 4975.

                  "Real Property" means all Assets consisting of realty or interests therein, including appurtenances, improvements and fixtures located on such realty, and any other interests in real property, including ownership interests in Seller's offices and headend sites, leasehold interests, easements, permits, rights-of-way and other similar rights and privileges used or held for use in connection with the ownership and operation of the Business, other than any such interests relating to Seller's office located in Crown, Pennsylvania.

                  "Reportable Event" has the meaning set forth in ERISA Section 4043.

                  "Required Consents" means all franchises, licenses, authorizations, approvals and consents required under Governmental Permits, Seller Contracts or otherwise for: (a) Seller to transfer the Assets to Buyer;
(b) Buyer to conduct the Business and to own, lease, use and operate the Assets at the places and in the manner in which the Business is conducted as of the date of this Agreement and on the Closing Date; and (c) Buyer to assume and perform the Governmental Permits and Seller Contracts.

                  "Seller Contracts" means all contracts and agreements of whatsoever kind or nature, other than Governmental Permits, pertaining to the ownership, operation and maintenance of the Assets or the Business or used or held for use in the Business, including all leases and installment sale and other financing arrangements relating to vehicles used in the Business (whether or not listed in Appendix 4 and required to be discharged at the Closing).

                  "Seller's or Partner's knowledge," or words of similar import, means with respect to the fact, issue or subject that is the subject thereof,
(i) the actual knowledge of Peter Graf, Jan Fuellhart, Vivian J. Smith, Yvan Rosa, Hiram Rodriguez, Carmen Hernandez, Lillian Roman, and Donna Rathfon and
(ii) unless expressly stated otherwise, the knowledge that such persons could obtain by making inquiries that would be made by a reasonable person in the cable television business for the purpose of ascertaining the relevant facts.

                  "Service Area" means the area in which Seller operates the Business, specifically in and around the communities of Aguadilla, Aguada, Moca, Isabela and Quebradillas, Puerto Rico, and all areas included in the municipalities in which such communities lie.

                  "System" means the complete cable television reception and distribution facilities used or useful in the conduct of the Business, consisting of one headend, subscriber drops and associated electronic and other equipment, and that is, or is capable of being without modification, operated as an independent system without interconnections to other systems. Any systems that are interconnected or that are served in total or in part by a common headend will be considered a single System.

                  "Tax" means any federal, state, Commonwealth of Puerto Rico, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

                  "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Taxing Authority" means any Governmental Authority that collects Taxes, including, but not limited to, the following Puerto Rico Governmental Authorities: CRIM and Hacienda.

                  "Telecommunications Regulatory Board" means the Junta Reglamentadora de Telecomunicaciones de Puerto Rico.

                  "Termination Date" means December 31, 1998 or a mutually agreeable earlier date.

         1.2 Other Definitions. The following terms are defined in the Sections or other places indicated:

Term                                                                   Section
----                                                                   -------
"Adjusted Final Adjustment Certificate"....................................2.3
"Adjustment Objection Period"..............................................2.3
"Buyer"...............................................................Preamble
"Closing"..................................................................2.6
"Closing Balance Sheet".................................................2.3(a)
"Closing Date".............................................................2.6
"Communications Act"....................................................4.1(i)
"Confidentiality Agreement".............................................4.1(u)
"Copyright Statements"....................................................5.14
"Current Items Amount".....................................................2.3
"Disclosure Schedule"......................................................4.1
"Eligible Accounts Receivable".............................................2.3
"Escrow Deposit"...........................................................2.4
"Escrow Funds".............................................................9.6
"Excluded Assets"..........................................................3.2
"Expenses".................................................................2.3
"Extended Termination Date"................................................2.6
"FAA"......................................................................4.1
"Final Adjustment Certificate".............................................2.3
"Final Adjustment Objection Period"........................................2.3
"Final Adjustments Report"..............................................2.3(b)
"Financial Statements"..................................................4.1(j)
"Indemnification Fund".....................................................2.4
"Most Recent Financial Statements"......................................4.1(j)
"Most Recent Fiscal Month End"..........................................4.1(j)
"Most Recent Fiscal Year End"...........................................4.1(j)
"Operating Adjustments".................................................2.3(a)
"Partners"............................................................Preamble
"Phase I Audit".........................................................6.1(k)
"Pole Attachment Agreements"............................................4.1(i)
"Purchase Price"...........................................................2.2
"Seller"..............................................................Preamble
"Survival Period"..........................................................9.1
"Taking"................................................................5.9(b)

                                   ARTICLE II
                                BASIC TRANSACTION


     2.1 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, convey and deliver to Buyer, all of Seller's right, title and interest in, to and under the Assets at Closing, free and clear of all Encumbrances (other than Permitted Encumbrances), for the consideration specified below. Except as otherwise specifically provided in this Agreement, all of the Assets are intended to be transferred to Buyer, whether or not described in the Disclosure Schedule.

         2.2 Purchase Price. Buyer will pay to Seller at Closing cash in the amount of $42 million ("Purchase Price"), subject to the adjustments set forth in Section 2.3 and the escrow arrangements set forth in Section 2.4, in accordance with Seller's wire transfer delivery instructions.

         2.3 Adjustments to the Purchase Price. (a) The Purchase Price will be adjusted by the net amount of the credits and prorations made pursuant to this
Section 2.3 (the "Current Items Amount").

                  i. Except for the adjustment described in Section 5.11(b), adjustments and prorations shall be made to reflect the principle that all liabilities, expenses and income of a recurring nature attributable to the Business and the Assets for the period on and prior to the close of business on the Closing are for the account of Seller, and all liabilities, expenses and income attributable to the Business and the Assets for the period subsequent to the close of business on the Closing Date are for the account of Buyer, all as determined in accordance with GAAP (without regard to any materiality threshold otherwise applicable under GAAP). Items to be prorated shall include, but shall not be limited to, prepaid assets for which Buyer will receive a benefit following Closing, pole rents, franchise fees, taxes (other than income taxes or those based on income, and other than corporate or partnership franchise taxes), copyright royalty payments, fees and payments under cable service agreements, power and utility fees and deposits, rentals and other payments under leases. The amount of such adjustment to which Buyer or Seller is entitled shall be deducted from or added to the amount payable to Seller pursuant to Section 2.2.

                  ii. Additionally, the Purchase Price shall be (A) increased by an amount equal to the face amount of all Accounts Receivable no portion of which is more than 60 days past due ("past due" being measured, for this purpose, from the first day of the period for which the respective services being billed were provided) and (B) reduced by (1) an amount equal to the sum of all obligations and liabilities in respect to customers (including, without limitation, prepayments, credit balances and deposits) which constitute Assumed Liabilities and (2) any liabilities or other obligations of Seller relating to the Business which constitute Assumed Liabilities which have matured or are accrued on or prior to the Closing Date.

          (b) The Current Items Amount will be estimated in good faith by Seller and will be set forth in a certificate (the "Initial Adjustment Certificate"), together with a detailed statement of the calculation thereof, both reasonably satisfactory to Buyer, delivered to Buyer not later than three business days prior to the Closing Date. The Initial Adjustment Certificate shall constitute the basis on which the Current Items Amount paid at Closing is calculated. On or before ninety (90) days after the Closing Date, Buyer shall deliver to Seller a final calculation of the Current Items Amount calculated as of the Closing Date, together with such supporting documentation as Seller may reasonably request, in a certificate (the "Final Adjustment Certificate"), which shall evidence in reasonable detail the nature and extent of each adjustment. If Seller does not object to the Final Adjustment Certificate by delivering to Buyer a reasonably detailed written explanation of its objections thereto within twenty (20) days after the Final Adjustment Certificate is delivered (the "Final Adjustment Objection Period"), Seller or Buyer, as appropriate, shall pay to the other an amount equal to the amount by which the Current Items Amount as set forth in the Final Adjustment Certificate differs from the Current Items Amount as estimated in the Initial Adjustment Certificate. If Seller timely objects to the Final Adjustment Certificate within the Final Adjustment Objection Period, Seller and Buyer shall attempt in good faith to resolve such objections within twenty (20) days after Buyer's receipt of Seller's written objections, failing which the parties shall appoint a mutually agreeable independent accounting firm knowledgeable in the cable television business to review the Final Adjustment Certificate and Seller's written objections thereto, and make adjustments to the Final Adjustment Certificate (the "Adjusted Final Adjustment Certificate") within thirty (30) days after its appointment. The fees and expenses of such firm shall be shared equally by the Parties. The Adjusted Final Adjustment Certificate shall be final and binding. Seller or Buyer, as appropriate, shall pay to the other within five (5) days after resolving Seller's objections or after delivery of the Adjusted Final Adjustment Certificate, as the case may be, an amount equal to the amount by which the Current Items Amount as finally agreed upon by the parties or as set forth in the Adjusted Final Adjustment Certificate, as the case may be, differs from the Current Items Amount as estimated in the Initial Adjustment Certificate.

         2.4 Escrow Arrangements. Not later than the second Business Day after the date of this Agreement, Buyer will deposit the sum of $1,000,000 (the "Escrow Deposit") with the Escrow Agent. At the Closing, the amount of the Escrow Deposit, together with interest and income thereon, will be credited against the Purchase Price, but $1,000,000 thereof (the "Indemnification Fund") will be retained by the Escrow Agent. The Escrow Deposit will secure Buyer's obligation hereunder to complete the Closing, and the Indemnification Fund will secure the obligations of Seller and the Partners under Section 9.2 in accordance with Section 9.6. The Escrow Deposit and the Indemnification Fund will be held in escrow pursuant to the terms and conditions of the Escrow Agreement.

         2.5 Allocation of Purchase Price. The Purchase Price will be allocated among the Assets as set forth in Appendix 2. Buyer, Seller and the Partners agree to be bound by the allocation and will not take any position inconsistent with such allocation and will file all returns and reports with respect to the transactions contemplated by this Agreement, including all federal, state, Commonwealth of Puerto Rico and local Tax Returns, on the basis of such allocations.

         2.6 Closing. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania, or such other location as the Parties may agree, on the fifth Business Day following the satisfaction or waiver of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than those conditions with respect to actions the respective Parties will take at the Closing itself), or such other date as the Parties may mutually determine. The day on which the Closing actually occurs is referred to herein as the "Closing Date," but unless the Closing Date is the last day of a calendar month, the Parties will treat the Closing as having occurred at the opening of business on the first day of the calendar month in which the Closing occurs (both for purposes of Section 2.3 and for all other purposes), and references to the "Closing Date" shall be construed accordingly. The Closing Date shall be no later than the Termination Date; provided, that if the Closing shall not have occurred by the Termination Date due solely to the failure to obtain the consent of the assignment of the Franchise through no fault of any of the Parties, the Termination Date shall be extended to March 31, 1999 (the "Extended Termination Date").

                                  ARTICLE III
                     ASSUMED LIABILITIES AND EXCLUDED ASSETS


         3.1 Assignment and Assumption. On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities at Closing. Buyer will not assume, nor will it be deemed to have assumed, and will not pay, perform, discharge or be liable in any manner whatsoever for, and will have no responsibility with respect to: (i) any obligation or Liability of the Business, the System, Seller or any of its Affiliates not included within the definition of Assumed Liabilities; or (ii) any Liabilities or obligations associated with the Excluded Assets (including Seller Contracts that are Excluded Assets), in either case whether arising before, at or after the Closing Date, whether arising out of any written or oral agreement or understanding or otherwise.

         3.2 Excluded Assets. The Excluded Assets, which will be retained by Seller, will consist of the following: (a) Cash; (b)(i) Seller's copies of tax returns and other documents relating to the Business which Seller is required by law to keep in its possession, for four full fiscal years immediately preceding the Closing, copies of which will be furnished by Seller to and at the reasonable request of the Buyer for a period of four years after the Closing Date, (ii) all books or records of Seller (including those which pertain to the accounting and tax aspects of the Seller or Partners prior to the Closing Date), which do not relate to the operation of the Business, (iii) certificates of deposit with various banking institutions, (iv) all documents relating to the legal existence of Seller or Partners, (v) all agreements other than those constituting an Assumed Liability, (vi) all assets, properties and rights of Seller or Partners not related to the Business, (vii) cash equivalents, (viii) insurance policies, bonds, letters of credit, or other similar items, and any cash surrender value in regard thereto, (ix) any and all claims, rights and interests in and to any refunds for federal, state or local franchise, income or other taxes or fees of any nature whatsoever for any period prior to the Closing Date (unless there shall be an increase in the Purchase Price on account of such item under Section 2.3), (x) any chose in action owned by Seller not related to any of the Assets, (xi) the names or trade names "Cable Systems USA", and any related trade names, trademarks, service marks or logo and any derivation thereof, and (xii) all assets of Seller located at Seller's office in Crown, Pennsylvania, other than the Books and Records (Seller and the Partners hereby representing and warranting that no asset located in Crown, Pennsylvania (other than the Books and Records), is necessary for the conduct of the Business as now conducted); and (c) the assets described in Appendix 3.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES


         4.1 Representations and Warranties of Seller and the Partners. Seller and the Partners jointly and severally represent and warrant to Buyer that the statements contained in this Section 4.1 are correct and complete as of the date of this Agreement (or, to the extent that any such statement expressly refers to an earlier date, such statement was correct and complete as of such date), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.1.

                  (a) Organization and Qualification; Ownership of Seller. Seller is a general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite partnership power and authority to own, lease and use the Assets as they are currently owned, leased and used and to conduct the Business as it is currently conducted. Each of the Partners is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its interest in Seller and to conduct its business as currently conducted. Seller is, and each of the Partners is, duly qualified or licensed to do business under the laws of the Commonwealth of Puerto Rico to the extent required and in each other jurisdiction in which the character of the properties owned, leased or operated by it or the nature of the activities conducted by it make such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed will not have an adverse effect on Seller, the Partners, the Assets or the Business or on the validity, binding effect or enforceability of this Agreement. The Partners are the only partners in Seller, and no other Person has any right, contingent or otherwise, to acquire an ownership interest in Seller. J&J has the right to less than 50 percent of the profits of Seller and less than 50 percent of the assets of Seller upon liquidation. No stockholder of PS&G (or group of stockholders of PS&G that would be included in the same "person," within the meaning of the HSR Act and the rules, regulations and interpretations thereunder) owns 50 percent or more of the "voting securities" (within the meaning of the HSR Act and the rules, regulations and interpretations thereunder) of PS&G or has the contractual power presently to designate 50% or more of the directors of PS&G.

                  (b) Authority and Validity. Seller has, and each of the Partners has, all requisite corporate or partnership power and authority, as the case may be, to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by Seller and the Partners of, the performance by them of their obligations under, and the consummation by them of the transactions contemplated by, this Agreement have been duly authorized by all requisite partnership and corporate action of Seller and the Partners respectively. This Agreement has been duly executed and delivered by Seller and the Partners and is the valid and binding obligation of Seller and the Partners, enforceable against each of them in accordance with its terms, except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

                  (c) No Breach or Violation. Subject to obtaining the Required Consents (including Required Consents relating to Governmental Permits), all of which are listed on Section 4.1 (c) of the Disclosure Schedule, and subject to compliance with the HSR Act, the execution, delivery and performance of this Agreement by Seller and the Partners will not: (i) violate any provision of the partnership agreement of Seller or the certificate of incorporation or by-laws of either of the Partners; (ii) violate any Legal Requirement; (iii) require any consent, approval or authorization of, or any filing with or notice to, any Person; or (iv)(A) violate, conflict with or constitute a breach of or default under, (B) permit or result in the termination, suspension or modification of,
(C) result in the acceleration of (or give any Person the right to accelerate) the performance of Seller or either of the Partners under, or (D) result in the creation or imposition of any Encumbrance under, any Seller Contract or any other instrument evidencing any of the Assets or any instrument or other agreement to which Seller or either of the Partners is a party or by which Seller or either of the Partners or any of the assets of Seller or either of the Partners is bound or affected, except for purposes of this clause (iv) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on the System, the Business, Seller or the Partners.

                  (d) Title to Real Property Assets. Seller has, and on the Closing Date Seller will have, exclusive, good and marketable title to, or a valid leasehold interest in, the Real Property Assets, free and clear of any and all Encumbrances of any kind or nature, except those set forth on Appendix 4, all of which will be discharged prior to Closing and except for Permitted Encumbrances.

                  (e) Equipment and Other Tangible Assets. All of the Assets consisting of Equipment and other tangible Assets with a book value of $5,000 or more are described in Section 4.1(e) of the Disclosure Schedule. Seller has, and on the Closing Date Seller will have, exclusive, good and marketable title to such tangible Assets, all of which are free and clear of all Encumbrances of any kind or nature, except for those Encumbrances set forth on Appendix 4, all of which shall be discharged prior to Closing, and except for Permitted Encumbrances. None of the Equipment and other tangible Assets are leased by Seller from any other Person except under Seller Contracts described in Section 4.1(e) of the Disclosure Schedule. The Equipment and other tangible Assets constitute all of the tangible assets necessary to permit Buyer to conduct the Business substantially as it is being conducted on the date of this Agreement in compliance with all Legal Requirements and Governmental Permits and to perform all the Assumed Liabilities.

Attached as Appendix 5 are copies of the latest proof of performance tests and cumulative leakage index reports for the System. All Equipment and other tangible Assets are suitable and adequate for continued use in the manner in which they are currently used.

                  (f) Real Property.

                           i. Section 4.1(f)(i) of the Disclosure Schedule lists
and describes briefly all Real Property that Seller owns. With respect to each such parcel of owned Real Property:

                                    (A) Seller has, and on the Closing Date
Seller will have, good, marketable and valid title in pleno dominio to the parcel of Real Property, free and clear of any and all Encumbrances of any kind or nature, other than Permitted Encumbrances, and the valid and enforceable right to use and possess such parcel of Real Property;

                                    (B) there are no pending or, to Seller's or
the Partners' best knowledge, threatened condemnation proceedings, lawsuits, or administrative actions relating to the Real Property or other matters affecting materially and adversely the current use, occupancy or value thereof;

                                    (C) the legal description of the parcel
contained in the deed therefor describes such parcel; the buildings and improvements are located within the boundary lines of the described parcels of land to the best of Seller's and the Partners' knowledge, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming structure" classifications), and, to the best of Seller's and the Partners' knowledge, do not encroach on any easement that may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                                    (D) all facilities have received all
approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in all material respects in accordance with applicable Legal Requirements and all restrictive covenants, if any, or other Encumbrances affecting all or part thereof;

                                    (E) except as set forth in Section 4.1(f)(i)
of the Disclosure Schedule, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of Real Property;

                                    (F) there are no outstanding options or
rights of first refusal to purchase the parcel of Real Property, or any portion thereof or interest therein;

                                    (G) there are no parties (other than Seller)
in possession of the parcel of Real Property, other than tenants under any leases disclosed in Section 4.1(f)(i) of the Disclosure Schedule who are in possession of space to which they are entitled; and

                                    (H) all facilities located on the parcel of
Real Property are supplied with utilities and other services necessary for the operation of such facilities such as electricity, water, telephone, sanitary sewer or septic tank, all of which services comply in all material respects with all applicable Legal Requirements.

                           ii. Seller does not lease, rent or otherwise use or
have the right to use (pursuant to easements, rights-of-way, licenses or the like) any Real Property that it does not own.

                  (g) Environmental Matters.

                           i. The Real Property currently complies in all
material respects with and, to the best of Seller's and the Partners' knowledge, has previously been operated in compliance with, all Environmental Laws; neither Seller nor either of the Partners has generated, released, stored, used, treated, handled, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner affecting, the Real Property in violation of any Environmental Law, transported any Hazardous Substances to or from the Real Property or discharged any Hazardous Substances from the Real Property into any body of water, directly or indirectly, in violation of any Environmental Law, and, to the best of Seller's and the Partners' knowledge, no other present or previous owner, tenant, occupant or user of the Real Property or any other Person has committed or suffered any of the foregoing. To the best of Seller's and the Partners' knowledge, no release of Hazardous Substances outside the Real Property has entered or threatens to enter the Real Property, nor is there any pending or threatened claim based on Environmental Laws that arises from any condition of the land surrounding the Real Property. No claim or investigation based on Environmental Laws that relates to the Real Property or any operations on it (A) has been asserted or conducted in the past or is currently pending against or with respect to Seller or either of the Partners;
(B) to Seller's and the Partners' best knowledge, has been asserted or conducted in the past or is currently pending against or with respect to any other Person; or (C) to Seller's and the Partners' best knowledge, is threatened or contemplated.

                           ii. To Seller's and the Partners' best knowledge: (A)
no underground storage tanks are currently or have been located on the Real Property; and (B) the Real Property has not been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes. There are no incinerators or cesspools on the Real Property and all waste is discharged into septic tanks that have been designed, built and operated in accordance with all applicable Legal Requirements.

                           iii. Seller has provided Buyer with complete and
correct copies of (A) all studies, reports, surveys or other materials in Seller's or either of the Partners' possession relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Real Property;
(B) all notices or other materials in Seller's or either of the Partners' possession that were received from any Governmental Authority having the power to administer or enforce any

Environmental Laws relating to current or past ownership, use or operation of the Real Property or activities at the Real Property; and (C) all materials in Seller's or either of the Partners' possession relating to any claim, allegation or action by any private third party under any Environmental Law.

                  (h) Intellectual Property.

                           i. Seller owns or has the right to use, and on the
Closing Date Seller will own or have the right to use, pursuant to license, sublicense, agreement or permission, all Intellectual Property necessary for the operation of the Business as currently conducted. Provided any necessary consent is obtained, each item of Intellectual Property owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses in the Business.

                           ii. To the best of Seller's and the Partners'
knowledge, neither Seller nor either of the Partners has interfered with, infringed upon, misappropriated or otherwise come into conflict with, and the operation of the Business as currently conducted does not, to the best knowledge of Seller and the Partners, violate or infringe upon, any Intellectual Property rights of third parties, and neither Seller nor either of the Partners has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that either Seller or either of the Partners must license or refrain from using any Intellectual Property rights of any third party). To the best knowledge of Seller and the Partners, no third party has interfered with, infringed upon, appropriated or otherwise come into conflict with any Intellectual Property rights of Seller.

                           iii. Seller does not possess any patent, patent
right, registered trademark or copyright and is not a party to any license or royalty agreement with respect to any patent, trademark or copyright except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. Seller has made all required filings with, and all required payments to, the United States Copyright Office, and is otherwise in material compliance with all applicable rules and regulations of the United States Copyright Office. Seller has delivered to Buyer complete and correct copies of all statements of account, correspondence and other filings for the past three and one-half years, made or filed pursuant to copyright rules and regulations with respect to the Business.

                           iv. Section 4.1(h)(iv) of the Disclosure Schedule
identifies each license, agreement or other permission that Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Seller has delivered to Buyer correct and complete copies of all such licenses, agreements and permissions (as amended to date). Section 4.1(h)(iv) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by Seller in connection with the Business. With respect to each item of Intellectual Property required to be identified in
Section 4.1(h)(iv) of the Disclosure Schedule:

                                    (A) Seller possesses all right, title and
interest in and to the item, free and clear any and all Encumbrances of any kind or nature other than Permitted Encumbrances;

                                    (B) to the best knowledge of Seller and the
Partners, the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                                    (C) no action, suit, proceeding, hearing,
investigation, charge, complaint, claim or demand is pending or, to the best of Seller's and the Partners' knowledge, is threatened that challenges the legality, validity, enforceability, use or ownership of the item; and

                                    (D) neither Seller nor either of the
Partners has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item, except as set forth in the applicable agreement relating to such item.

                           v. Section 4.1(h)(v) of the Disclosure Schedule
identifies each item of Intellectual Property that any third party owns and that Seller uses pursuant to license, sublicense, agreement or permission. Seller has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.1(h)(v) of the disclosure Schedule:

                                    (A) the license, sublicense, agreement or
permission covering the item is legal, valid, binding, enforceable and in full force and effect, subject to the Normal Qualifications;

                                    (B) subject to obtaining any Required
Consent, the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect following the consummation of the transaction contemplated hereby (subject to the Normal Qualifications);

                                    (C) to the best of Seller's and the
Partners' knowledge, no party to the license, sublicense, agreement or permission is in breach or default, and to the best of Seller's and the Partners' knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                                    (D) to the best of Seller's and the
Partners' knowledge, no party to the license, sublicense, agreement or permission has repudiated any material provision thereof;

                                    (E) with respect to each sublicense, the
representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license, to the best of Seller's and the Partners' knowledge;

                                    (F) to the best of Seller's and the
Partners' knowledge, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                                    (G) no action, suit, proceeding, hearing,
investigation, charge, complaint, claim or demand is pending or, to the best of Seller's and the Partners' knowledge, is threatened that challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                                    (H) neither Seller nor either of the
Partners has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

                           vi. To the best of Seller's and the Partners'
knowledge, neither Seller nor either of the Partners will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of Seller's continued operation of the Business until the Closing Date as currently conducted and as currently proposed to be conducted.

                  (i) Compliance.

                           i. Except as set forth in Section 4.1(i) of the
Disclosure Schedule, Seller and the Partners have complied in all material respects with all Legal Requirements of all Governmental Authorities (including the Communications Act of 1934, as amended, and the FCC rules and regulations promulgated thereunder) and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed, commenced or, to the best of Seller's and the Partners' knowledge, threatened against Seller or either of the Partners alleging any failure to so comply, and, to the best of Seller's and the Partners' knowledge, without independent investigation, there is no Basis for any claim that such a failure to comply exists, except as set forth in Section 4.1(i) of the Disclosure Schedule.

                           ii. Complete and correct copies of the Governmental
Permits currently in effect, all of which are listed in Section 4.l(i) of the Disclosure Schedule, have been delivered by Seller to Buyer. Except as set forth in Section 4.1(i) of the Disclosure Schedule, the Governmental Permits are the only franchises, licenses and authorizations necessary for Seller and the Partners to operate the System lawfully and in the manner in which it is presently being operated. Seller and the Partners have timely filed with the appropriate Governmental Authorities all appropriate requests for renewal under the Communications Act of 1934. Each of Governmental Permits is currently in full force and effect and constitutes the valid and binding obligation of the respective Governmental Authority, and is legally enforceable against such Governmental Authority in accordance with its terms, subject to Normal Qualifications. Except as set forth in Section 4.1(i) of the Disclosure Schedule, neither Seller nor either of the Partners has received any notice of any legal action, governmental proceeding or investigation, pending or threatened, to terminate, suspend or modify any Governmental Permit, and, to the best of Seller's and the Partners' knowledge, without independent investigation, there is no Basis for any of the foregoing.

                           iii. Section 4.1(i) of the Disclosure Schedule sets
forth a true and complete list of the current channel alignment (including all broadcast stations and satellite services carried, cable channel assignment, frequencies utilized and pilot frequencies) for the System.

                           iv. Seller has filed offset notifications for or
obtained appropriate waivers for all aeronautical frequencies in use by the System. Seller's use of such aeronautical frequencies is in material compliance with all applicable FCC rules, regulations and requirements. The System is presently carrying channels and is providing reception on all such channels in material compliance with the technical standards set forth in all applicable FCC rules, regulations and requirements. Section 4.1(i) of the Disclosure Schedule sets forth a true and complete list of such frequencies, the geographic coordinates of the approximate center of the System's service areas and the authorized radius of the System.

                           v. Except as set forth in Section 4.1(i) of the
Disclosure Schedule, all material royalties, fees, reports, schedules and returns relating to the System which are required to be filed by Seller or either of the Partners with and paid to any Governmental Authority or any utility have been filed and paid.

                           vi. All necessary Federal Aviation Administration
("FAA") and FCC approvals, registrations and filings with respect to the System's towers have been obtained, and the towers have been maintained in material compliance with the rules, policies and regulations of the FAA and the FCC. Section 4.1(i) of the Disclosure Schedule contains a true and complete list of each of the System's towers and copies of all relevant FAA determinations with respect thereto.

                           vii. Except as set forth in Section 4.1(i) of the
Disclosure Schedule, Seller is, and each of the Partners is, in material compliance with the rules and regulations of the FCC, the rules and regulations of the United States Copyright Office, the Copyright Act and the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984 and by the Cable Television Consumer Protection and Competition Act of 1992 and the 1996 Telecommunications Act (collectively, the "Communications Act"). Seller and the Partners have provided appropriate notices to subscribers of their right to privacy in accordance with the requirements of the Communications Act. Except as set forth in Section 4.1(i) of the Disclosure Schedule, Seller and the Partners are currently in material compliance with 47 C.F.R. Sections 76.92 and 76.151 with respect to network non-duplication protection and syndicated exclusivity, and Seller and the Partners are not aware of any complaint filed with the FCC alleging Seller's non-compliance with such regulations.

                           viii. All of the communities to which Seller provides
service have been registered with the FCC. Section 4.1(i) of the Disclosure Schedule contains a true and complete list of each such community and its corresponding community unit identification number. Each employment unit operated by Seller, including headquarters offices, is currently and has been in compliance with the equal employment opportunity requirements of Section 554 of the Communications Act and the FCC's implementing rules and regulations, and (except as disclosed in Section 4.1(i) of the Disclosure Schedule) the FCC has not for any employment period failed to certify an employment unit.

                           ix. Except as set forth in Section 4.1(i) of the
Disclosure Schedule hereto, all broadcast television station signals carried on the System, excluding superstations carried pursuant to 47 C.F.R. Section 76.64, are being carried pursuant to a must carry election, and no broadcast television signals are being carried pursuant to retransmission consent agreements. Except as set forth in Section 4.1(i) of the Disclosure Schedule, there is no dispute pending or, to Seller's or the Partners' knowledge, threatened with respect to the carriage or channel position of any broadcast station.

                           x. Section 4.1(i) of the Disclosure Schedule sets
forth all of the pole attachment authorizations and agreements and the respective current attachment fees (the "Pole Attachment Agreements") presently held by Seller and the public utility, municipality or other authority which has granted such authorizations. True, complete and correct copies of each written agreement, ordinance, resolution, license and permit granting such Pole Attachment Agreements have been furnished by Seller to Buyer, and Section 4.1(i) of the Disclosure Schedule contains an accurate and complete description of any of the foregoing that are not in writing. Except as set forth in Section 4.1(i) of the Disclosure Schedule, all of the Pole Attachment Agreements are validly existing, legally enforceable obligations of the parties thereto, subject to the Normal Qualifications, and Seller is validly and lawfully operating the System under the Pole Attachment Agreements. Except as set forth in Section 4.1(i) of the Disclosure Schedule, Seller has duly complied with all of the terms and conditions of the Pole Attachment Agreements in all material respects and has not done or performed any act which would invalidate or materially impair its rights under the Pole Attachment Agreements. There is no pending assertion or claim made against Seller or either of the Partners that operations pursuant to any Pole Attachment Agreement have been improperly conducted or maintained. Except as set forth in Section 4.1(i) of the Disclosure Schedule, there is no claim or action, either pending or, to the best knowledge of Seller and the Partners, threatened against Seller or either of the Partners by any Pole Attachment Authority, or any third party, which would materially and adversely affect the rights of Seller, or materially increase the costs of Seller, under the Pole Attachment Agreements. The Pole Attachment Agreements cover all pole attachments currently used by the System. Except as described in Section 4.1(i) of the Disclosure Schedule, all rearrangement work on the poles and all pole changeout work requested of Seller prior to the date hereof by any Pole Attachment Authority has been completed or will be completed on or before the Closing Date.

                  (j) Financial Statements. Section 4.1(j) of the Disclosure Schedule contains the following financial statements (collectively, "Financial Statements"): (i) Seller's audited balance sheet and statements of operations, changes in partners' deficit and cash flows as of and for the fiscal years ended December 31, 1995 through December 31, 1997 (the latter herein called the "Most Recent Fiscal Year End"); and (ii) Seller's unaudited balance sheet and statements of income, operations, changes in partners' deficit and cash flows (the "Most Recent Financial Statements") as of and for the three months ended March 31, 1998 (the "Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly present Seller's financial position, results of operations and cash flows as of the dates and for the periods indicated, subject in the case of the unaudited Financial Statements only to normal year-end adjustments (none of which will be material in amount) and the absence of footnotes.

                  (k) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End and except as disclosed in Section 4.1(k) of the Disclosure Schedule, there has not been any material, adverse change in the business, condition (financial or otherwise) operations, results of operations or prospects of Seller or the Business, other than changes affecting the cable television industry generally. Without limiting the generality of the foregoing, since that date: (i) Seller has not sold, leased, transferred or assigned any assets of Seller or the Business, tangible or intangible except in the Ordinary Course; (ii) Seller has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than $7,500 or outside the Ordinary Course; (iii) no third party has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $7,500 to which Seller is a party or by which Seller is bound; (iv) Seller has not imposed any Encumbrance upon any assets of the Business, tangible or intangible; (v) Seller has not made any capital expenditure (or series of related expenditures) either involving more than $7,500 or outside the Ordinary Course; (vi) Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or acquisitions) either involving more than $7,500 or outside the Ordinary Course;
(vii) Seller has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligations either involving more than $7,500 singly or $12,500 in the aggregate; (viii) Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course; (ix) Seller has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $7,500 or outside the Ordinary Course; (x) Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;
(xi) there has been no change made or authorized in the partnership agreement of Seller or the certificate of incorporation or by-laws of either Partner; (xii) Seller has not issued, sold or otherwise disposed of any of its partnership interest or granted any options, warrants, or other rights to purchase or obtain any interest therein; (xiii) Seller has not set aside or paid any distribution to its partners or redeemed, purchased or otherwise acquired any of its partnership interests from any of its partners; (xiv) Seller has not experienced any damage, destruction or loss (whether or not covered by insurance) to any property of the Business; (xv) Seller has not made any loans to, or entered into any other transaction with, any employees of the Business or any of Seller's current or former officers or partners; (xvi) Seller has not entered into any employment contract or collective bargaining agreement, written or oral, nor modified the terms of any existing contract or agreement with any employees of the Business; (xvii) Seller has not granted any increase in the base compensation of any employees of the Business outside the Ordinary Course; (xviii) Seller has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of employees of the Business (or taken any such action with respect to any other Employee Benefit Plan); (xix) Seller has not made any other change in employment terms for any employees of the Business outside the Ordinary Course; (xx) Seller has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses Seller or either of the

Partners has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) that would not constitute an Assumed Liability if in existence as of the Closing; (xxi) Seller has not changed the rates charged for Basic Services; (xxii) Seller has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course; (xxiii) there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course involving the Business or Seller; and (xxiv) Seller has not committed to any of the foregoing. Since the Most Recent Financial Statements, there has been no material adverse change in, and no event has occurred which is likely, individually or in the aggregate, to result in any material adverse change in, the business, operations, assets, prospects or condition (financial or otherwise) of the Business.

                  (l) Undisclosed Liabilities. Except as set forth in Schedule 4.(l) of the Disclosure Schedule, Seller does not have, and on the Closing Date Seller will not have, any Liability and, to the best of Seller's and the Partners' knowledge, without independent investigation, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller or either of the Partners giving rise to any Liability, except for: (i) Liabilities set forth on the face of the balance sheet in the Most Recent Financial Statements (rather than in any notes thereto); and (ii) Liabilities that have arisen after the Most Recent Financial Statements in the Ordinary Course (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of any Legal Requirement).

                  (m) Legal Proceedings. Except as set forth in Section 4.1(m) of the Disclosure Schedule, there are no outstanding judgments against or otherwise affecting Seller, either of the Partners, the System, the Business or the Assets other than those affecting the cable television industry generally. There is no order of any Governmental Authority and no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of Seller and the Partners, threatened and which, if adversely determined, might materially and adversely affect the System, the Business or the Assets (other than those affecting the cable television industry generally) or which challenges the validity or propriety of any of the transactions contemplated by this Agreement. To the best of Seller's and the Partners' knowledge, without independent investigation, there is no Basis upon which any such action, suit, proceeding or investigation could be brought or initiated.

                  (n) Tax Returns; Other Reports. Seller and the Partners have duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority. Except as set forth in
Section 4.1(n) of the Disclosure Schedule, all Taxes due and payable by Seller (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or if filed, regardless whether such Tax Returns are deficient), except such amounts as are being contested diligently and in good faith and are not in the aggregate material and for which Seller has adequately reserved on the Most Recent Financial Statements. If any Tax Return for any period has been examined, all additional Taxes, if any, assessed as a result of such examination have been paid. To the extent any of such Tax Returns have not been examined and settled, there are no outstanding agreements or waivers extending the statutory period of limitations applicable thereto for any period. There are no pending audits, claims or proceedings relating to, or asserted for, Taxes against Seller, except as listed in Section 4.1(n) of the Disclosure Schedule.

                  (o) Employees.

                           i. Section 4.1(o)(i) of the Disclosure Schedule
contains a complete and correct list of names and positions of all employees of Seller engaged in the Business and their current hourly wages or monthly salaries and other compensation. Except as disclosed in Section 4.1(o)(i) of the Disclosure Schedule, there are no other employees or material forms of compensation paid by Seller to any of its employees. Except as disclosed in
Section 4.1(o)(i) of the Disclosure Schedule, no employee, officer, partner or Affiliate of Seller has any material financial interest, direct or indirect, in any supplier or other outside business which has significant transactions with the System or the Business.

                           ii. Seller has complied in all material respects with
all Legal Requirements relating to the employment of labor, including ERISA, continuation coverage requirements with respect to group health plans, and those relating to wages, hours, collective bargaining, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of social security and other Taxes, and neither the System nor the Business is liable for any material arrearages of wages or any Taxes for failure to comply with any of the foregoing.

                           iii. Seller is not a party to or bound by any
collective bargaining agreement, nor has Seller experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Seller has not committed any unfair labor practices. Seller has not recognized or agreed to recognize and is not required to recognize any union or other collective bargaining unit. Except as described in Section 4.1(o) of the Disclosure schedule, no union or other collective bargaining unit has been certified as representing any of its employees, nor has Seller received any requests from any party for recognition as a representative of employees for collective bargaining purposes. To Seller's and the Partners' best knowledge, no employees of the Business are engaged in any organizing activity with respect to any labor organization. Neither Seller nor either of the Partners has employment agreements of any kind, oral or written, express or implied, that would require Buyer to employ any Person after the Closing Date.

                  (p) Employee Benefits. Seller does not have, maintain or contribute to, nor is Seller required to contribute to, any Employee Pension Benefit Plans of any kind or nature (including Multiemployer Plans). Except as disclosed in Section 4.1(p) of the Disclosure Schedule, Seller does not have, maintain or contribute to, nor is Seller required to contribute to, any Employee Welfare Benefit Plans providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees or their spouses or their dependents. There has been no material violation of the "continuation coverage requirements" of "group health plans" as set forth in
Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to any Employee Benefit Plan maintained by the Seller.

                  (q) System Information. No Person other than Seller has been granted or, to the Seller's and the Partners' knowledge, has applied for a cable television franchise in any portion of the Service Area. Section 4.1(q) of the Disclosure Schedule sets forth a true and accurate description of the following information:

                           i. The approximate number of miles of plant that are
included in the System, the approximate number of homes in the Service Area, and the approximate number of homes passed by the System's existing plant.

                           ii. A general description of Basic Services available
from the System and the rates charged by Seller for such services.

                           iii. The stations and signals carried by the System
and the channel position of each such station and signal.

                           iv. The megahertz capacity of the System.

                           v. The channel capacity of the System.

                           vi. The principal marketing, promotional and
advertising programs currently in effect for the System and any other such program that was in effect at any time since January 1, 1997.

                           vii. Seller's procedures and policies for
disconnection and discontinuance of services to subscribers whose accounts are delinquent.

                  (r) Seller Contracts. Section 4.1(r) of the Disclosure Schedule lists the following contracts and other agreements to which Seller is a party, or to which either Partner is a party and that relates to the System (including contracts and other agreements that constitute Excluded Assets and are listed on Appendix 3 and contracts and other agreements that relate to liens that are to be discharged at the closing and are described on Appendix 4):

                           i. each Pole Attachment Agreement, programming
agreement, multiple dwelling unit agreement and retransmission consent agreement;

                           ii. any agreement (or group of related agreements)
for the lease of personal property to or from any Person providing for lease payments in excess of $2,500 per annum;

                           iii. any agreement (or group of related agreements)
for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to Seller or involve consideration in excess of $2,500.

                           iv. any agreement concerning a partnership or joint
venture;

                           v. any agreement (or group of related agreements)
under which Seller has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $6,500 or under which Seller has imposed an Encumbrance on any of its or his assets, tangible or intangible;

                           vi. any agreement concerning confidentiality or
non-competition;

                           vii. any agreement involving any employee, officer,
partner or Affiliate of Seller;

                           viii. any agreement for the employment of any
individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $10,000 or providing severance benefits;

                           ix. any agreement relating to the services of
independent contractors, including sales representatives;

                           x. any agreement under which Seller or either of the
Partners has advanced or lent any amount to any System or Business employees or under which Seller has advanced or lent any amount to any of Seller's current or former partners, officers or Affiliates; and

                           xi. any other agreement (or group of related
agreements) the performance of which involves consideration in excess of $7,500.

                  Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4.1(r) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.l(r) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding and enforceable, subject to the Normal Qualifications, and in full force and effect; (B) in the case of each agreement that is to be assigned to and assumed by the Buyer, assuming any applicable Required Consent is obtained, the agreement will continue to be legal, valid, binding and enforceable, subject to the Normal Qualifications, and in full force and effect following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article III above); (C) Seller has not, and to the best of Seller's and the Partners' knowledge, without independent investigation, no other party is in breach or default in any material respect, and no event has occurred which with notice or lapse of time would constitute a breach or default in any material respect, or permit termination, modification or acceleration, under the agreement; and (D) neither the Seller nor, to the best of Seller's and the Partners' knowledge, any other party has repudiated any provision of the agreement.

                  (s) Books and Records; Accounts Receivable. Section 4.1(s) of the Disclosure Schedule briefly describes all the material Books and Records. All notes and accounts receivable of the Business are reflected properly in all material respects on such Books and Records and are valid receivables subject to no setoffs or counterclaims.

                  (t) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Seller.

                  (u) Outstanding Rights. Except for this Agreement and the confidentiality agreement dated April 28, 1998, and the confidentiality provisions of the confidentiality and exclusivity agreement dated April 28, 1998, each between Buyer and Seller (collectively, the "Confidentiality Agreement"), there is no agreement to which Seller or either of the Partners is a party or is otherwise bound relating to the sale of all or substantially all the Assets, the transfer of the System franchise, a merger or consolidation of Seller or either Partner with or into any entity or the sale of all or any part of Seller's partnership interest or other ownership interests.

                  (v) Projects in Progress. There are no projects in progress or which have been committed to third parties or to the Telecommunications Regulatory Board, for construction or otherwise, except for ongoing subscriber installations being made in the Ordinary Course and except those listed in
Section 4.1(v) of the Disclosure Schedule. Except as set forth in Section 4.1(v) of the Disclosure Schedule, neither Seller nor either of the Partners has received notice from the Telecommunications Regulatory Board relating to line extensions or unbuilt areas.

                  (w) Insurance. Section 4.1(w) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time since the beginning of Seller's operation of the Business, or to which either of the Partners has been a party, a named insured, or otherwise the beneficiary of coverage at any such time and that relates to the Business:

                           i. the name, address, and telephone number of the
agent;

                           ii. the name of the insurer, the name of the
policyholder and the name of each covered insured;

                           iii. the policy number and the period of coverage;

                           iv. the scope (including an indication of whether the
coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                           v. a description of any retroactive premium
adjustments or other loss-sharing arrangements.

                  Section 4.1(w) of the Disclosure Schedule also sets forth each insurance claim made or loss incurred in connection with the Business pursuant to property, casualty, liability, workers' compensation and bond and surety policies since 1995 in excess of $25,000, and except as indicated therein, no such claim is outstanding.

                  (x) Holding Period. Neither Seller nor either of the Partners will violate nor be subject to any requirement to obtain a waiver under the anti-trafficking provisions of the Cable Television Consumer Protection and Competition Act of 1992 and the FCC rules promulgated thereunder as a result of the transfer of the System contemplated under this Agreement.

                  (y) Partners' Interest in Assets. Neither of the Partners and none of their Affiliates owns or otherwise has any interest in any of the Assets, except by reason of its ownership of its partnership interest in Seller.

                  (z) Disclosure. No representation or warranty of Seller or either of the Partners in this Agreement and no statement in any certificate, report, instrument, list or other document furnished or to be furnished by Seller or either of the Partners pursuant to this Agreement or in connection with the transactions contemplated hereby, contained, contains or will contain on the date of this Agreement or of such certificate, report, instrument, list or other document, any untrue statement of a material fact, or omitted or will omit on such date to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, nor will any such representation or warranty or statement contain on the Closing Date any untrue statement of a material fact or omit on the Closing Date to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. There is no fact known to Seller or either of the Partners that is not applicable to or known by the cable television industry generally and which adversely affects, or which in the future may materially or adversely affect, the System, the Business or the Assets that has not been disclosed in this Agreement.

                  (aa) Finders and Brokers. Except for Charles S. James and his Affiliates, all negotiations relating to this Agreement and the transactions contemplated herein have been carried on by Seller and the Partners directly with Buyer and without the intervention of any other person as a result of any act of Seller or either of the Partners (and, to the best of and Seller's and the Partners' knowledge, without the intervention of any other Person) in such a manner as to give rise to any valid claim against any of the Parties hereto for a brokerage commission, finder's fee, financial advisor's fee or other like payment. Seller will pay and discharge promptly when due all amounts payable to Charles S. James and his Affiliates, for fees to which the latter will be entitled as a result of the execution of this Agreement or the completion of the Closing.

                  (bb) Independent Contractors. Section 4.1(bb) of the Disclosure Schedule contains a complete and correct list of the names of independent contractors (including, but not limited to, sales representatives) performing services for the Business during the last three years and their dates of service and compensation. Except as disclosed in Section 4.1(bb) of the Disclosure Schedule: (i) Seller has complied in all material respects with all Legal Requirements relating to the engagement of independent contractors; (ii) all Persons listed in Section 4.1(bb) of the Disclosure Schedule have been and are properly treated as independent contractors under applicable Legal Requirements and are not employees under applicable Legal Requirements; and

(iii) neither the System nor the Business is liable for any incorrect treatment by Seller of employees as independent contractors. Seller has no agreements of any kind, oral or written, express or implied, that would require Buyer to engage any Person as an independent contractor.

         4.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller and the Partners that the statements contained in this
Section 4.2 are correct and complete as of the date of this Agreement.

                  (a) Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power to carry on its business as currently conducted and to own, lease, use and operate its assets. As of the Closing Date, Buyer or its permitted assignee will be duly qualified or licensed to do business and will be in good standing under the laws of the Commonwealth of Puerto Rico and each other jurisdiction in which the character of the properties owned, leased or operated by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on Buyer or its permitted assignee, as the case may be, or on the validity, binding effect or enforceability of this Agreement.

                  (b) Authority and Validity. Buyer has all requisite power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by Buyer of, the performance by Buyer of its obligations under, and the consummation by Buyer of the transactions contemplated by, this Agreement have been duly authorized by all requisite action of Buyer, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except insofar as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

                  (c) No Breach or Violation. Subject to obtaining the Required Consents listed in Section 4.1(c) of the Disclosure Schedule, and subject to compliance with the HSR Act, and subject to Buyer's obtaining any required consent under any agreement relating to debt financing provided to Buyer or any of its Affiliates, the execution, delivery and performance of this Agreement by Buyer will not: (i) violate any provision of Buyer's certificate of incorporation or bylaws; (ii) violate any Legal Requirement; (iii) require any consent, approval or authorization of, or any filing with or notice to, any Person except notifications to lenders and filings under the Securities Exchange Act of 1934, as amended; or (iv) (A) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (B) permit or result in the termination, suspension, modification of, (C) result in the acceleration of (or give any Person the right to accelerate) the performance of Buyer under, or (D) result in the creation or imposition of any Encumbrance under, any instrument or other agreement to which Buyer is a party or by which Buyer or any of its assets is bound or affected, except for purposes of this subclause (iv) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on Buyer or its assignee (provided such assignee is a permitted assignee under the terms of Section 10.2), as the case may be, or on the validity, binding effect or enforceability of this Agreement.

                  (d) No Judgment or Litigation Pending. There is no action, suit, proceeding or investigation, judicial, administrative or otherwise, of which Buyer has knowledge, that is pending or threatened against Buyer, or that challenges the validity or propriety of any of the transactions contemplated by this Agreement.

                  (e) Finders and Brokers. Except for Charles S. James and his Affiliates, whose fees will be paid by Seller and the Partners, all negotiations relative to this Agreement have been carried on by Buyer directly with Seller without the intervention of any person as the result of any act by Buyer (and, to Buyer's best knowledge, without the intervention of any other Person) in such manner as to give rise to any valid claim against any of the Parties hereto for a brokerage commission, finder's fee or like payment.


                  (f) Qualification. Buyer knows of no facts which would, under present law and present rules, regulations and policies of the applicable Governmental Authorities, disqualify Buyer with respect to the assignment or transfer of the Governmental Permits and other agreements contemplated to be assigned to it by Seller pursuant hereto or that would prevent the Telecommunications Regulatory Board's consenting to the assignment of the Franchise to Buyer. Should Buyer become aware of any such facts, it will promptly notify the Seller in writing thereof and use its best efforts to prevent any such disqualification.


                                   ARTICLE V
                              PRE-CLOSING COVENANTS


         The Parties covenant and agree as follows:

         5.1 Due Diligence Investigation. From and after the execution and delivery of this Agreement to and including the Closing Date, Seller and the Partners will give to Buyer and its counsel, accountants and other authorized representatives, full access to all the Assets and all the premises and books, contracts, documents and records of the Business and shall furnish Buyer with all such information concerning the Business and the Assets as Buyer may reasonably request in order that Buyer may have full opportunity to make reasonable investigations of the Assets and the affairs of the Business for the purpose of verifying the performance of and compliance with Seller's and the Partners' representations, warranties, covenants and conditions contained herein or for other purposes related thereto. Seller and the Partners will take all action reasonably necessary to enable Buyer, its counsel, accountants and other representatives to discuss the Assets, affairs, System operations and records of the Business at such times and as often as Buyer may reasonably request with executives, independent accountants, engineers and counsel of the System and the Business. Without limiting the generality of the foregoing, Buyer will be entitled to conduct a full physical and engineering inspection of the Assets and an examination of the Books and Records and to approach and negotiate with Governmental Authorities and Pole Attachment Authorities and suppliers of goods and services to the Business for or on behalf of the Business. Buyer will not approach the Telecommunications Regulatory Board without first obtaining Seller's approval, which will not be unreasonably withheld, and will permit Seller to participate in any communications with the Telecommunications Regulatory Board if Seller so requests. Notwithstanding any investigation that Buyer may conduct of the Business and the Assets, Buyer may fully rely on Seller's and the Partners' representations, warranties, covenants and indemnities, which will not be waived or affected by or as a result of such investigation.

         5.2 Exclusivity. Neither Seller nor either of the Partners will, nor will any of them permit any of its representatives or Affiliates to: (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any of Seller's partnership interests or other ownership interests, or any substantial portion of Seller's assets (including any acquisition structured as a merger, consolidation, or equity exchange); or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller and the Partners will notify Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

         5.3 Corporate Matters. Pending Closing, Seller and the Partners will maintain Seller's existence at all times as a general partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and will make no change to Seller's partnership agreement. Subsequent to the date hereof and until the Closing, neither Seller nor either Partner will: (a) sell or deliver any partnership interest or other ownership interest in Seller to any Person or enter into any agreement to do so; (b) issue any options, warrants or other rights calling for or permitting the issue, transfer, sale or delivery of any partnership interest or other ownership interest in Seller or enter into any agreement to do so; or (c) declare, set aside or pay any in-kind dividend or distribution to the Partners of any Assets or enter into any agreement to do so.

         5.4 Continuity and Maintenance of Operations; Financial Statements. Until Closing:

                  (a) Seller and the Partners will duly comply with all Legal Requirements, will fulfill all of their respective obligations under and maintain in full force and effect all contracts, commitments, agreements, insurance policies, licenses, and authorizations, including the Franchise and all other Governmental Permits and Seller Contracts, and will not, without Buyer's prior written consent, alter, modify or amend any of the foregoing. Seller and the Partners will continue to operate the Business in the Ordinary Course, consistent with past practices, subject to the restrictions contained in this Agreement. Seller and the Partners will use reasonable efforts to preserve the Business and its relationships with its present employees and to preserve for Buyer the goodwill of its suppliers, customers and others having business relations with it, and will promptly notify Buyer of any material change in business or prospects, financial or otherwise, of the Business. Without limiting the generality of the foregoing, Seller and the Partners will maintain the Assets, will maintain adequate inventories of spare Equipment consistent with past practice, will maintain insurance as in effect on the date of this Agreement and will keep all the books, records and files of the Business in the Ordinary Course. Neither Seller nor either of the

Partners will itself pay or credit in any way any subscriber accounts receivable prior to the Closing Date, and will not permit any of its or his respective agents or employees, to do so either. Seller and the Partners will continue to implement Seller's procedures and policies for disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with those in effect for the period preceding the date of this Agreement, which procedures and policies are described in Section 4.1(q) of the Disclosure Schedule.

                  (b) Neither Seller nor either of the Partners will, without the prior written consent of Buyer: (i) change the rate charged for Basic Services or Pay TV or add or delete any program services or alter the System's channel line-up; (ii) sell, lease, transfer, convey or assign any of the Assets (or enter into any contract to do any of the foregoing) other than in the Ordinary Course or permit the creation of any Encumbrance on any Asset; (iii) permit the amendment or cancellation of any of the Governmental Permits, Seller Contracts or any other contract or agreement (other than those constituting Excluded Assets) which affects or is applicable to the System or the Business other than in the Ordinary Course; or (iv) enter into any contract or commitment or incur any indebtedness or other liability or obligation of any kind relating to the System or the Business involving an expenditure in excess of $20,000;

                  (c) Neither Seller nor either of the Partners will take or omit to take any action that would cause Seller or either of the Partners to be in breach of any of its representations or warranties in this Agreement.

                  (d) Seller and the Partners will provide the Accountant with access to Vega Palau & Co., the independent accounting firm engaged by Seller to perform audits of Seller's financial statements for the most Recent Fiscal Year End. Seller and the Partners will cause Vega Palau & Co. to provide to the Accountant access to all work papers and other documents used by that firm in performing its audits of Seller. In addition, Seller and the Partners will provide to the Accountant access to Seller's management and accounting personnel and other financial information and documents of Seller, but shall not be required to provide any such information with respect to the Partners.

                  (e) Seller has delivered or will deliver to Buyer correct and complete copies of monthly and quarterly financial statements and operating reports for the Business and any reports with respect to the operations of the System prepared by or for Seller at any time for the period March 31, 1998 through Closing. All financial statements so delivered will be prepared in accordance with GAAP on a basis consistent with the Financial Statements referred to in Section 4.1(j). Seller will also deliver to Buyer not later than July 31, 1998, a 1999 fiscal year operating and capital budget for the Business.

                  (f) Seller will not enter into any agreement with either of its Partners or with any Affiliate of Seller or of either of the Partners.

         5.5 Employee Matters.

                  (a) Neither Seller nor either of the Partners will, without Buyer's prior written consent, enter into any fixed term employment or similar contract with any employee of the Business or any person providing services to the Business. Seller will pay to employees employed in the Business all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, pensions, profit sharing, vacation, sick pay and other compensation or benefits to which they are entitled for periods prior to Closing. Other than as required by applicable law (prompt notice of which shall be given to Seller), neither Seller nor either of the Partners will pay or obligate itself to pay any pension, retirement, insurance, death or other fringe benefit or other form of incentive or special compensation to any employee of the Business, except pursuant to plans and arrangements in effect on the date of this Agreement, or change or terminate any pension or other such plans in effect on the date of this Agreement, or make any material increase in rates of pay or salaries of any employees or officers of the Business except pursuant to contracts or agreements in effect on the date of this Agreement. Buyer will have no obligation to offer employment to any of the current employees of Seller or either of the Partners.

                  (b) Seller and the Partners will be responsible for maintenance and distribution of benefits accrued under any Employee Benefit Plan maintained by Seller or either of the Partners pursuant to the provisions of such plans. Buyer will assume neither any liability for any such accrued benefits nor any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any Employee Benefit Plans maintained by Seller or either of the Partners.

                  (c) All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other Employee Benefit Plans of Seller or either of the Partners or arising under any Legal Requirement affecting employees of Seller, either of the Partners, the System or the Business incurred on or before the Closing Date or resulting or arising from events or occurrences occurring or commencing on or prior to the Closing Date will remain the responsibility of Seller and the Partners, whether or not such employees are hired by Buyer after Closing. Buyer will have and assume no obligation or liability under or in connection with any such plan and will assume no obligation with respect to any preexisting condition of any employee who is hired as an employee of Buyer.

         5.6 Required Consents. Subject to the provisions of this Section 5.6, Seller, the Partners and Buyer will use their respective best efforts to consummate the transactions contemplated by this Agreement and will use reasonable efforts to obtain, as soon as possible and at their expense, all the Required Consents, in form and substance reasonably satisfactory to Buyer. Without limiting the generality of the foregoing provision, promptly, and in any event within 20 days, after the delivery of the Escrow Deposit to the Escrow Agent, Seller and the Partners will, with Buyer's full cooperation, make all filings, applications, statements and reports to all Governmental Authorities that are required to be made prior to the Closing Date by them or on their behalf pursuant to any statute, rule or regulation in connection with the transactions contemplated by this Agreement, including, without limitation, and all applications necessary to transfer the Franchise to Buyer. Buyer will fully cooperate with Seller and the Partners to obtain all Required Consents, but Buyer will not be required to agree to any changes in, or the imposition of any condition to the transfer to Buyer of, any Seller Contract or Governmental Permit as a condition to obtaining any Material Consent, if the change or imposition would cause the condition precedent stated in Section 6.1(c) not to be satisfied. If any Required Consent is not obtained at the time of the Closing, Seller and the Partners will continue to cooperate with Buyer following the Closing Date in obtaining such Required Consent.


         5.7 Projects in Progress. With respect to ongoing subscriber installations and the projects in progress listed on Section 4.1(v) of the Disclosure Schedule, Seller will proceed with all such projects without material undue delay or interruption. From the date hereof until Closing, Seller and the Partners will permit Buyer reasonable opportunity for inspection of System construction, which will be in accordance with FCC standards in all material respects. Seller will also keep Buyer informed of all opportunities known to it to pursue or obtain agreements with developers, builders or businesses, provided that Buyer will have the final right of approval of all contracts that may be entered into by Seller (other than contracts entered into in the Ordinary Course) by or on behalf of the System or the Business with such entities or persons.

         5.8 Notification of Certain Matters. Seller and the Partners will promptly notify Buyer of any fact, event, circumstance or action: (a) that, if known on the date of this Agreement, would have been required to be disclosed to Buyer pursuant to this Agreement; or (b) the existence or occurrence of which would cause any of Seller's or the Partners' representations or warranties under this Agreement not to be correct and complete. In addition, each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 4.1 and Section 4.2 above. No disclosure by any Party pursuant to this Section 5.8, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         5.9 Risk of Loss; Condemnation.

                  (a) Seller will bear the risk of any loss or damage to the Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to Closing. If any such loss or damage is so substantial as to prevent normal operation of any material portion of the System or the replacement or restoration of the lost or damaged property within 60 days after the occurrence of the event resulting in such loss or damage, Seller will immediately notify Buyer of that fact and Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to Seller either: (i) to waive such defect and proceed toward consummation of the acquisition of the Assets in accordance with terms of this Agreement; or (ii) terminate this Agreement. If Buyer elects so to terminate this Agreement, the Parties will be discharged of any and all obligations hereunder. If Buyer elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, there will be no adjustment in the consideration payable to Seller on account of such loss or damage but all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage will be delivered by Seller and/or the Partners to Buyer, or the rights to such proceeds will be assigned by Seller and/or the Partners to Buyer if not yet paid over to Seller and/or the Partners. If, however, prior to Closing Seller and/or the Partners correct all such loss or damage to the Assets to the reasonable satisfaction of Buyer, there will be no remitting or assignment of insurance proceeds to Buyer and no adjustment to the Purchase Price.

                  (b) If, prior to Closing, any part of or interest in the Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Seller, either of the Partners or Buyer that it intends to condemn all or any part of the Assets (such event being called in either case, a "Taking"), and if the Taking is of the Real Property, the headend equipment of the System, or property the Taking of which could have a material adverse effect on Buyer's ability to operate the Business, as now conducted, after the Closing, then Buyer may terminate this Agreement. If Buyer does not elect to terminate this Agreement, then: (i) there will be no adjustment to the Purchase Price on account of the
Taking: (ii) Buyer will have the sole right, in the names of Seller and the Partners, if Buyer so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking; (iii) Seller will be relieved of its obligation to convey to Buyer the Assets or interests that are the subject of the Taking; (iv) at Closing, Seller and/or the Partners will assign to Buyer all of Seller's and the Partners' rights to all damages payable with respect to such Taking and will pay to Buyer all damages previously paid to Seller and/or the Partners with respect to the Taking; and (v) following Closing, Seller and the Partners will give Buyer such further assurances of such rights and assignment with respect to the Taking as may from time to time be reasonably required to effectuate the foregoing.

         5.10 Transfer Taxes. Seller will pay the Puerto Rico documentary tax on the original of the deed conveying the Real Property and the notarial tariff relating to such conveyance. Buyer will pay the Puerto Rico documentary tax on the certified copy of such deed and the recording tax relating to such conveyance. Seller and Buyer will share equally in the payment of any other sales, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) imposed by any Governmental Authority with respect to the transfer of any of the Assets pursuant to this Agreement.

         5.11 Distant Broadcast Signals. If the Closing shall not have occurred on or before December 31, 1998, either (a) Seller will cease carrying WGN on the System on or before December 31, 1998, or (b) the adjustment described in
Section 2.3(a)(i) will include a reduction in the Purchase Price equal to the entire amount of the copyright royalty directly associated with carriage of WGN on Seller's independent System, without regard to any other cable facility, for the copyright period beginning January 1, 1999. If Seller elects to cease carrying WGN under clause (a), and if Seller replaces WGN with WOR beginning on or after January 1, 1999, the amount of copyright royalty for WOR for the copyright period beginning January 1, 1999, will be prorated based on the Closing Date pursuant to Section 2.3(a)(i).

         5.12 Programmers. Seller will pay all obligations owed to programmers at or before Closing. Any amounts invoiced by programmers after Closing relating to the operation of the

Business prior to Closing will be paid promptly by Seller and/or the Partners directly to such programmers.

         5.13 Updated Disclosure Schedule. Not less than five days prior to Closing, Seller and the Partners will deliver to Buyer a revised copy of the Disclosure Schedule, which shall have been updated to show any changes occurring between the date of this Agreement and the date of delivery; provided, however, that for purposes of Seller's and the Partners' representations and warranties and covenants in this Agreement, all references to the Disclosure Schedule will mean the version of the Disclosure Schedule attached to this Agreement on the date of signing, and provided further that if the effect of any such updates to the Disclosure Schedule is to disclose any one or more additional properties, privileges, rights, interests or claims as Assets, Buyer, at or before Closing, will have the right (to be exercised by written notice to Seller) to cause any one or more of such items to be designated as and deemed to constitute Excluded Assets for all purposes under this Agreement.

         5.14 CRIM. At least 10 days prior to Closing, Seller will obtain from CRIM invoices (and furnish copies thereof to Buyer) for any deficiencies assessed by CRIM, and Seller will pay all such invoices prior to the Closing Date. In addition, prior to Closing, Seller will obtain from CRIM and deliver to Buyer a certification, in form reasonably satisfactory to Buyer, that there are no taxes due to CRIM with respect to the Assets or System other than the assessed deficiencies.

         5.15 Fondo del Seguro. At least 10 days prior to Closing, Seller will obtain from Fondo del Seguro invoices (and furnish copies thereof to Buyer) for any deficiencies assessed by Fondo del Seguro, and Seller will pay all such invoices prior to the Closing Date. Prior to Closing, Seller will obtain from Fondo del Seguro and deliver to Buyer a certification, in form reasonably satisfactory to Buyer, that there are no amounts due to Fondo del Seguro other than the assessed deficiencies.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT


         6.1 Conditions to the Obligations of Buyer. All obligations of Buyer under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that Buyer may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part:

                  (a) All representations and warranties of Seller and the Partners contained in this Agreement shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as, of the Closing Date.

                  (b) Seller and the Partners shall, in all material respects, have performed and complied with each of the covenants, obligations, conditions and agreements contained in this Agreement that are to be performed or complied with by each of them at or prior to Closing.

                  (c) Seller shall have procured all Material Consents without any change in the terms thereof or the imposition of any condition thereon that is materially more burdensome to Buyer than those now in effect and shall have delivered to Buyer copies thereof or other evidence, in form and substance reasonably satisfactory to Buyer, that all of such Material Consents have been obtained or given as provided herein and are in full force and effect. In the case of the consent of the Telecommunications Regulatory Board to the assignment of the Franchise, such consent shall have become a Final Order. In the event that the Material Consents are not obtained for assignment of the Pole Attachment Agreements and Buyer is required to enter into new pole attachment agreements, Buyer shall have entered into new pole attachment agreements sufficient to operate the System as now operated. Buyer acknowledges and agrees that notwithstanding anything to the contrary contained in this Agreement, terms and conditions materially more burdensome to Buyer shall not be deemed to have occurred and the foregoing condition shall be deemed satisfied with respect to Material Consents involving Pole Attachment Agreements, if any changes, concessions or modifications are required by the pole attachment company or Buyer is required to enter into new Pole Attachment Agreements, provided such changes, concessions or modifications or new agreement contain terms and conditions not materially different from those then prevailing in Puerto Rico.


                  (d) The Telecommunications Regulatory Board shall have extended the term of the System franchise until not earlier than May 5, 2008, and such action shall have become a Final Order.

                  (e) There shall have been no material adverse change in the Assets, or in the condition (financial or otherwise) of the System or the Business since the date hereof. On the Closing Date the System will not fail in any material respect to meet or exceed the performance standards met by the System as shown in the proof of performance tests and cumulative leakage index reports appearing in Appendix 5.

                  (f) No action, suit or proceeding shall be pending or threatened by or before any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement, that would: (i) prohibit or materially adversely affect Buyer's ownership or operation of all or a material portion of the System, the Business or the Assets or otherwise materially impair the ability of Buyer to realize the benefits of the transactions contemplated by this Agreement; (ii) compel Buyer to dispose of or hold separate all or a material portion of the System, the Business or the Assets as a result of any of the transactions contemplated by this Agreement; (iii) prevent or make illegal the consummation of any transactions contemplated by this Agreement; or (iv) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

                  (g) As of the Closing Date, the System shall have total Individual Subscribers and Equivalent Basic Subscribers of not less than 20,750, and Buyer shall have received a certificate signed by Seller, dated the Closing Date, to that effect.

                  (h) Seller shall have delivered financial statements and other documentation reasonably satisfactory to Buyer that Seller's revenues and EBITDA for the 12 months ending on the last day of the second month before the Closing Date were not less than $9,250,000 and $4,800,000, respectively. Such financial statements will be prepared in accordance with GAAP on a basis consistent with the Financial Statements referred to in Section 4.1(j) and will be reviewed by the Accountant.

                  (i) There shall be an adequate supply of cable inventory and spare equipment for the System as of the Closing Date to ensure no interruption of the daily operations of the System for a period of one month.

                  (j) Buyer, at its own expense and upon prior notice to Seller, may engage an environmental engineering firm of national reputation to perform a Phase I environmental audit of the Real Property in accordance with ASTM standards ("Phase I Audit"), and either (i) such environmental audit and accompanying report shall reflect the satisfactory environmental condition of the Real Property without any recommendation by such firm of additional environmental testing, or (ii) the results of any additional environmental testing recommended in such report (which Buyer will obtain promptly at its expense) shall reflect that there are no conditions existing on, at or under such Real Property that are reasonably likely to result in material liability to the owner or operator of such Real Property under the Environmental Laws..

                  (k) As of the Closing Date, (i) the Effective Competition Order shall have become a Final Order or (ii) the Telecommunications Regulatory Board shall have withdrawn its certification to regulate rates.

                  (l) Seller and the Partners shall have delivered to Buyer: (i) a certificate, dated the Closing Date, stating that the conditions set forth in Sections 6.1(a) through (l) have been satisfied; and (ii) such other documents as Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

                  (m) Seller shall have delivered to Buyer certificates of compliance, statements of account and/or other documentation reasonably satisfactory to Buyer evidencing that Seller is not delinquent or deficient with respect to filings with and payments to (i) the Telecommunications Regulatory Board, (ii) the FCC, (iii) Fondo del Seguro, (iv) the United States Copyright Office (v) Hacienda, (vi) CRIM, and (vii) municipalities having jurisdiction to collect the Municipal License Tax.

                  (n) Seller shall have paid all amounts due to Charles S. James and his Affiliates for fees to which the latter will be entitled at the time of Closing.

                  (o) Seller shall have executed (or caused to be executed) and delivered to Buyer each of the following items:

                           i. a Bill of Sale and Assignment in the form attached
as Appendix 6;

                           ii. a deed of purchase and sale conveying the owned
Real Estate in accordance with the terms hereof, in form reasonably acceptable to Buyer and Seller;

                           iii. Non-Competition Agreement signed by Seller, each
of the Partners, and each of their respective Affiliates in the form attached as Appendix 7;

                           iv. an affidavit of Seller that Seller is not a
"foreign person" (as defined in the Foreign Investment in Real Property Tax Act and applicable regulations) and that Buyer is not required to withhold any portion of the consideration payable under this Agreement under the provisions of such Act in the form attached as Appendix 8.

                           v. motor vehicle title certificates and such other
transfer instruments as Buyer may reasonably deem necessary or advisable to transfer the Assets to Buyer and to perfect Buyer's rights in the Assets;

                           vi. certified copies of Seller's partnership
agreement and of each of the Partners' certificate of incorporation and by-laws, together with good standing certificates from such jurisdictions as Buyer may reasonably specify, and certified resolutions of the boards of directors of the Partners authorizing this Agreement and the transactions contemplated hereby; and

                           vii. documents required to be delivered pursuant to
Article V.

                  (p) Buyer shall have received the opinions of Baer, Marks & Upham LLP, dated the Closing Date, in substantially the form set forth in Appendix 9 and the opinion of Cole, Raywid & Braverman, L.L.P.. in substantially the form set forth in Appendix 10. Such opinions shall expressly allow reliance thereon by any party providing debt financing to Buyer or any of its Affiliates.

                  (q) Seller shall have delivered releases, in form satisfactory to Buyer, of all Encumbrances affecting any of the Assets (other than Permitted Encumbrances).


                  (r) Seller shall have terminated all contracts with independent contractors.

                  (s) Seller shall have fewer than three decertifications with respect to equal employment opportunity compliance under the Communications Act during the period 1987-1997.

         6.2 Conditions to Obligations of Seller and Partners. All obligations of Seller and the Partners under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that Seller and the Partners may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

                  (a) All representations and warranties of Buyer contained in this Agreement shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date.

                  (b) Buyer shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and required by this Agreement to be performed or complied with by Buyer at or prior to Closing.

                  (c) No action, suit or proceeding shall be pending or threatened by or before any Governmental Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, that would: (i) prevent or make illegal consummation of any of the transactions contemplated by this Agreement; or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

                  (d) Buyer shall have delivered to Seller: (i) a certificate to the effect that each of the conditions specified above in Section 6.2(a) through
(d) is satisfied in all respects; and (iii) such other documents as Seller may reasonably request in connection with the transactions contemplated by this Agreement.

                  (e) Buyer shall have executed and delivered to Seller an Assumption Agreement in the form attached as Appendix 11.

                  (f) Buyer shall have paid the Purchase Price (as adjusted in accordance with this Agreement).

                  (g) Seller shall have received the opinion of Drinker Biddle & Reath LLP dated the Closing Date, in substantially the form set forth in Appendix 12.

                  (h) All Material Consents shall have been obtained.


                  (i) Seller shall have received certified copies of Buyer's articles of incorporation and by-laws, and certified copies of resolutions of the board of directors of Buyer and of Pegasus Communications Corporation, Buyer's parent company, authorizing this Agreement and the transactions contemplated hereby.


         6.3 Waiver of Conditions. Any Party may waive in writing any or all of the conditions to its obligations under this Agreement to the extent permitted by applicable Legal Requirements.

                                  ARTICLE VII
                             POST-CLOSING COVENANTS


         The Parties agree as follows with respect to the period following
Closing:

     7.1 Litigation Support. If and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with: (a) any transaction contemplated under this Agreement; or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving Seller, the Partners or the Business, the other Party will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel and provide such testimony and access to his or its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article IX below).

     7.2 Transition. Neither Seller nor either Partner will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of Seller, either of the Partners, the System or the Business from maintaining the same business relationships with Buyer after Closing as it maintained with Seller and/or the Partners prior to Closing. Seller and the Partners will refer all customer inquiries relating to the Business or the System to Buyer from and after Closing.

                                  ARTICLE VIII
                                   TERMINATION


         8.1 Events of Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to Closing as provided below or elsewhere in this Agreement:

                  (a) Buyer, Seller and the Partners may terminate this Agreement by mutual written consent at any time prior to Closing.

                  (b) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to Closing:

                           i. if Seller and/or either of the Partners has
breached any representation, warranty or covenant contained in this Agreement applicable to them in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or

                           ii. if Closing shall not have occurred on or before
the Termination Date by reason of the failure of any condition precedent under
Section 6.1 hereof (unless the failure
results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement).

                  (c) Seller and the Partners may jointly terminate this Agreement by giving written notice to Buyer at any time prior to Closing:

                           i. if Buyer has breached any representation, warranty
or covenant contained in this Agreement in any material respect, Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or

                           ii. if Closing shall not have occurred on or before
the Termination Date by reason of the failure of any condition precedent under
Section 6.2 hereof (unless the failure results primarily from Seller and/or either of the Partners itself breaching any representation, warranty or covenant contained in this Agreement applicable to them).


                  (d) If the Telecommunications Regulatory Board makes a timely request to the FCC for reconsideration of, or takes a timely appeal from, the Effective Competition Order, and if Buyer does not waive in writing the condition precedent stated in Section 6.1(k) within 42 days thereafter, Seller and the Partners may jointly terminate this Agreement by written notice to Buyer.

         8.2 Liabilities in Event of Termination. The termination of this Agreement will in no way limit any obligation or liability of any Party based on or arising from a breach or default by such Party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement. Notwithstanding the foregoing, if Seller and the Partners terminate this Agreement pursuant to Section 8.1(c)(i), or if the Closing does not occur as a result of Buyer's breach of any representation, warranty or covenant contained in this Agreement in any material respect, the liability of Buyer shall be limited to, and shall be satisfied solely out of, the Escrow Funds.

         8.3 Procedure Upon Termination. If this Agreement is terminated by Buyer or Seller pursuant to this Article VIII, notice of such termination will promptly be given by the terminating Party to the other.


                                   ARTICLE IX
                      REMEDIES FOR BREACH OF THIS AGREEMENT


         9.1 Survival of Representations and Warranties. All of the representations and warranties of Buyer, Seller and the Partners contained in this Agreement shall survive Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one year thereafter, except that the representations and warranties in Section 4.1(a),
(b), (c), (d), (g), (n) and (p) and in Section 4.2(a), (b) and (c) shall survive until the expiration of the applicable statute of limitation. The period of survival of the representations and warranties prescribed by this Section

9.1 is referred to as the "Survival Period." The liabilities of Buyer, Seller and the Partners under their respective representations and warranties will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by either Party in a written notice to the other before such expiration or about which either Party has given the other written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). The covenants and agreements of Buyer, Seller and the Partners in Article II and Sections 5.5, 5.6 (last sentence), 5.9, 5.10, 5.12 and 10.9 of this Agreement and in the Non-Competition Agreement, the Bill of Sale and the Assumption Agreement, and rights to indemnification under Sections 9.2 and 9.3 relating to such covenants and agreements, shall survive Closing and will continue in full force and effect.

         9.2 Indemnification Provisions for Benefit of Buyer. Subject to Section 9.7, Seller and the Partners, jointly and severally, agree to indemnify Buyer and its Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against the entirety of any Adverse Consequences that any such Person may suffer resulting from, arising out of, relating to, in the nature of, or caused by any of the following: (i) any breach of any covenant, agreement or obligation of Seller and/or the Partners contained in this Agreement; (ii) any act or omission of Seller and/or either of the Partners with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurred or existed prior to the Closing Date, without regard to whether a claim with respect such matter is asserted before or after the Closing Date, including any matter described in the Disclosure Schedule; (iii) any Real Property title defect (other than Permitted Encumbrances) not waived by Buyer at or before the Closing that Seller or the Partners fail to eliminate as an exception from a title insurance commitment; (iv) any claim that the transactions contemplated by this Agreement violate the Worker Adjustment and Retraining Notification Act, as amended, or any similar state, Commonwealth of Puerto Rico or local law; (v) any Liability of Seller, any Affiliate of Seller, the System or the Business that is not an Assumed Liability; (vi) any Liability of Buyer arising by operation of law (including under any bulk transfer law of any jurisdiction or under any common law doctrine of de facto merger or successor liability or under any fraudulent conveyance law of any jurisdiction) that is not an Assumed Liability, including Liabilities for Taxes and Liabilities in respect of Employee Benefit Plans; (vii) the presence, generation, removal or transportation of a Hazardous Substance on or from any of the Real Property prior to the Closing Date, including the costs of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether such costs are incurred before or after Closing); (viii) any rate refund ordered by a Governmental Authority for periods prior to the Closing Date; and (ix) any breach (or breach alleged by any third party) by Seller or either Partner of any of its respective representations and warranties contained in this Agreement; provided, that, with respect to any claim for indemnification pursuant to this
Section 9.2, Buyer shall have made a written claim for indemnification to Seller and/or either of the Partners (as the case may be) within the applicable Survival Period specified in Section 9.1. Seller's and the Partners' obligations under this Section 9.2 shall expire at the end of the applicable Survival Period.

         9.3 Indemnification Provisions for Benefit of Seller. Buyer agrees to indemnify, defend and hold harmless Seller, the Partners and their respective Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of each such Person, from and against the entirety of any Adverse Consequences that any such Person may suffer resulting from, arising out of, relating to or caused by any of the following: (i) any breach (or breach alleged by any third party) of any covenant, agreement or obligation of Buyer contained in this Agreement; (ii) any act or omission of Buyer with respect to, or any event or circumstances related to, the ownership or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurs or exists on or after the Closing Date; (iii) any obligation or Liability resulting from, arising out of or related to any of the Assumed Liabilities, and (iv) any breach by Buyer of any of its representations or warranties contained herein; provided, that, with respect to any claim for indemnification pursuant to Section 9.3, Seller shall have made a written claim for indemnification to Buyer within the applicable Survival Period specified in
Section 9.1.

         9.4 Matters Involving Third Parties.

                  (a) If any third party shall notify either Buyer, Seller or either of the Partners (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against the other (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b) above: (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party

(not to be withheld unreasonably); and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) If any of the conditions in Section 9.4(b) above is or becomes unsatisfied, however: (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith); (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses); and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article IX.

         9.5 Determination of Adverse Consequences. All indemnification payments under this Article IX shall be net of insurance proceeds related to such payments and shall be deemed adjustments to the Purchase Price.

         9.6 Escrow Deposit and Indemnification Fund.

                  (a) Escrow Deposit. Upon any termination of this Agreement, other than under Section 8.1(c)(i), Buyer shall be entitled to receive the Escrow Deposit and all earnings thereon. Upon any termination of this Agreement under Section 8.1(c)(i), Seller shall be entitled to receive the Escrow Deposit and any earnings thereon as liquidated damages.

                  (b) Indemnification Fund. The Indemnification Fund will provide a fund for, and will secure Seller's and the Partners' obligation to make, payment of claims for which Buyer shall be entitled to indemnification under this Article IX. On the day which is one year after the Closing Date, Sellers shall be entitled to return of the Indemnification Fund and all interest and other earnings accrued thereon; provided, that if on such date Buyer has any indemnification claims pending, the Escrow Agent shall retain an amount sufficient to satisfy such claims and shall remit only the remaining balance to Seller. After all claims for indemnification are settled and paid, Seller shall be entitled to the immediate return of the difference between the amounts paid and the balance then remaining in the Indemnification Fund.

                  (c) Other Remedies. The disbursement of the Indemnification Fund to Buyer shall not preclude Buyer from exercising any other rights or remedies provided for in this Agreement or at law or equity in the event of a breach by Seller or either of the Partners of its obligations under this Agreement, including the right to seek damages for Adverse Consequences in excess of the Indemnification Fund.

                  (d) Instructions to Escrow Agent. To the extent there is no dispute between the Parties concerning the disposition of the Escrow Deposit or the Indemnification Fund, or to the extent the Parties have resolved any such dispute, they will promptly give the Escrow Agent joint directions to disburse funds held by the Escrow Agent in accordance with this Agreement or the resolution of such dispute.

         9.7 Limitations. Notwithstanding anything to the contrary contained herein, no indemnification shall be required to be made by Seller or Partners until the aggregate amount of Buyer's claims exceeds $50,000. Any written notice delivered by Buyer pursuant to this Article IX with respect to a claim for indemnification shall set forth with reasonable specificity the basis of the claim for Buyer's Adverse Consequences and an estimate of the amount thereof. In no event shall Buyer's right to indemnification for Buyer's Adverse Consequences or otherwise in connection with the transactions contemplated hereby exceed the amount of the Purchase Price actually paid by Buyer.

                                   ARTICLE X
                                  MISCELLANEOUS


         10.1 Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         10.2 Parties Obligated and Benefited. Subject to the limitations set forth below, this Agreement will be binding upon the Parties and their respective assigns and successors in interest and will inure solely to the benefit of the Parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or any of its rights or interests or delegate any of its duties under this Agreement; except that (i) subject to any required consent of the Telecommunications Regulatory Board, Buyer may assign this Agreement or any of its rights or interests or delegate any of its duties hereunder to an Affiliate(s), provided, however, that no such assignment may be made after application has been made to the Telecommunications Regulatory Board for its consent to the assignment of the Franchises; and (ii) Buyer or such Affiliate(s) may collaterally assign its rights under this Agreement to any Persons providing debt financing to Buyer or any of its Affiliates.

         10.3 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 10.3 as promptly as practicable thereafter). Notices shall be addressed as follows:

          (a) If to Buyer to:

              Pegasus Cable Television, Inc.
              c/o Pegasus Communications Management Company
              5 Radnor Corporate Center
              100 Matsonford Road, Suite 454
              Radnor, Pennsylvania 19087
              Attn:            Ted S. Lodge, Esq.
              Telecopy: 610-341-1835

              with a copy to:

              Michael B. Jordan, Esq.
              Drinker Biddle & Reath LLP
              1345 Chestnut Street
              Philadelphia, PA  19107-3496
              Telecopy: 215-988-2757

          (b) If to Seller or either of the Partners:

              Cable Systems USA, Partners
              Route 66 North
              Crown, Pennsylvania  16220
              Attn: Jan Fuellhart
              Telecopy: 814-744-8324

              with a copy to:

              Leslie J. Levinson, Esq.
              Baer Marks & Upham LLP
              805 Third Avenue
              New York, New York  10022
              Telecopy: 212-702-5835 or 5941


Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 10.3.

         10.4 Attorneys' Fees. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing Party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

         10.5 Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

         10.6 Headings. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

         10.7 Choice of Law. This Agreement and the rights of the parties under it will be governed by and construed in all respects in accordance with the laws of the State of New York, without giving effect to any choice of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         10.8 Rights Cumulative. All rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

         10.9 Further Actions. The Parties will execute and deliver to the other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting Party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each Party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         10.10 Time. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

         10.11 Late Payments. If either Party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the Applicable Rate.

         10.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.13 Entire Agreement. This Agreement (including the Disclosure Schedule and the other agreements and documents executed in connection herewith, which are incorporated in and constitute a part of this Agreement) and the Confidentiality Agreement contain the entire agreement of the Parties and supersede all prior oral or written agreements, understandings and representations to the extent that they relate in any way to the subject matter hereof or thereof.

         10.14 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer, Seller and the Partners. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.15 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         10.16 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, Commonwealth, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, covenant and condition precedent contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         10.17 Expenses. If Buyer elects to purchase insurance to protect itself from the consequence of the breach of Seller's and the Partner's representations and warranties contained herein, Seller will pay the lesser of one-half of the premium for such insurance or $40,000. Otherwise, each Party will bear his or its own costs and expenses (including legal fees and expenses and accountants' fees and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                       PEGASUS CABLE TELEVISION, INC.



                       By: /s/ Ted S. Lodge
                               -----------------------------------
                               Ted S. Lodge, Senior Vice President

                       CABLE SYSTEMS USA, PARTNERS

                       By J & J CABLE PARTNERS, INC.,
                            general partner


                       By:/s/ Janice Fuellhart
                              -----------------------------------
                              Name:
                              Title:


                       And by P S & G CABLE PARTNERS, INC.



                       By:/s/ Peter Graf
                              -----------------------------------
                              Name: Peter Graf
                              Title: President


                       J & J CABLE PARTNERS, INC.



                       By:/s/ Janice Fuellhart
                              -----------------------------------
                              Name:
                              Title:


                       P S & G CABLE PARTNERS, INC.



                       By:/s/ Peter Graf
                              -----------------------------------
                              Name: Peter Graf
                              Title: President